As filed with the Securities and Exchange Commission on April 29, 2019
Registration Statement No. 333- 230932

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Keurig Dr Pepper Inc.
SEE TABLE OF ADDITIONAL REGISTRANTS
(Exact Name of Registrant as Specified in Its Charter)

	Delaware (State or other jurisdiction of incorporation or organization)	2080 (Primary Standard Industrial Classification Code Number)	98-0517725 (IRS Employer Identification No.)
53 South Avenue Burlington, Massachusetts 01803 (781) 418-7000 (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

James L. Baldwin, Jr.
Chief Legal Officer and General Counsel
53 South Avenue
Burlington, Massachusetts 01803
(781) 418-7000
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies of all communications to:
Laura Kaufmann Belkhayat, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Telephone: (212) 735-3000 Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instructions G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-Accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
☐ Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)
☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
3.551% Senior Notes due 2021	$1,750,000,000	100%	$1,750,000,000	$212,100
Guarantees of 3.551% Senior Notes due 2021 (1)	—	—	—	—
4.057% Senior Notes due 2023	$2,000,000,000	100%	$2,000,000,000	$242,400
Guarantees of 4.057% Senior Notes due 2023 (1)	—	—	—	—
4.417% Senior Notes due 2025	$1,000,000,000	100%	$1,000,000,000	$121,200
Guarantees of 4.417% Senior Notes due 2025 (1)	—	—	—	—
4.597% Senior Notes due 2028	$2,000,000,000	100%	$2,000,000,000	$242,400
Guarantees of 4.597% Senior Notes due 2028 (1)	—	—	—	—
4.985% Senior Notes due 2038	$500,000,000	100%	$500,000,000	$60,600
Guarantees of 4.985% Senior Notes due 2038 (1)	—	—	—	—
5.085% Senior Notes due 2048	$750,000,000	100%	$750,000,000	$90,900
Guarantees of 5.085% Senior Notes due 2048 (1)	—	—	—	—
Total	$8,000,000,000			$969,600

(1) No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) under the Securities Act of 1933, as amended. (2) Previously paid.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
234DP Aviation, LLC(1)	Delaware	27-1028433
A & W Concentrate Company(1)	Delaware	22-2483659
Americas Beverages Management GP(1)	Nevada	74-3218345
Bai Brands LLC(1)	New Jersey	27-1311310
Beverages Delaware Inc.(1)	Delaware	51-0345374
DP Beverages Inc.(1)	Delaware	04-2492250
DPS Americas Beverages, LLC(1)	Delaware	N/A
DPS Beverages, Inc.(1)	Delaware	55-0883062
DPS Holdings Inc.(1)	Delaware	06-1074905
Dr Pepper/Seven-Up Beverage Sales Company(1)	Texas	75-1554102
Dr Pepper/Seven Up Manufacturing Company(2)	Delaware	74-2690781
Dr Pepper/Seven Up, Inc.(1)	Delaware	75-2233365
Mott’s Delaware LLC(1)	Delaware	26-2092489
Mott’s LLP(1)	Delaware	90-0237006
MSSI LLC(1)	Delaware	77-0667192
Nantucket Allserve, LLC(1)	Delaware	04-3093808
Snapple Beverage Corp.(1)	Delaware	04-3149065
Splash Transport, Inc.(3)	Delaware	26-2366378
The American Bottling Company(1)	Delaware	36-4223626

(1)	Registrant’s address is 5301 Legacy Dr., Plano, TX 75024. Telephone: 972-673-7000.

(2)	Registrant’s address is 8900 Page Ave., St. Louis, MO 63114. Telephone: 314-426-8200.

(3)	Registrant’s address is 5430 West 81st St., Indianapolis, IN 46268. Telephone: 866-573-3774

SUBJECT TO COMPLETION, DATED APRIL 29, 2019
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the "SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted.
PROSPECTUS
Keurig Dr Pepper Inc.
Offer to exchange up to $1,750,000,000 aggregate principal amount of 3.551% Senior Notes due 2021 (the “Old 2021 Notes”) for $1,750,000,000 aggregate principal amount of 3.551% Senior Notes due 2021 (the “New 2021 Notes”); and
Offer to exchange up to $2,000,000,000 aggregate principal amount of 4.057% Senior Notes due 2023 (the “Old 2023 Notes”) for $2,000,000,000 aggregate principal amount of 4.057% Senior Notes due 2023 (the “New 2023 Notes”); and
Offer to exchange up to $1,000,000,000 aggregate principal amount of 4.417% Senior Notes due 2025 (the “Old 2025 Notes”) for $ $1,000,000,000 aggregate principal amount of 4.417% Senior Notes due 2025 (the “New 2025 Notes”); and
Offer to exchange up to $2,000,000,000 aggregate principal amount of 4.597% Senior Notes due 2028 (the “Old 2028 Notes”) for $2,000,000,000 aggregate principal amount of 4.597% Senior Notes due 2028 (the “New 2028 Notes”); and
Offer to exchange up to $500,000,000 aggregate principal amount of 4.985% Senior Notes due 2038 (the “Old 2038 Notes”) for $500,000,000 aggregate principal amount of 4.985% Senior Notes due 2038 (the “New 2038 Notes”); and
Offer to exchange up to $750,000,000 aggregate principal amount of 5.085% Senior Notes due 2048 (the “Old 2048 Notes,” and together with the Old 2021 Notes, the Old 2023 Notes, the Old 2025 Notes, the Old 2028 Notes and the Old 2038 Notes, the “Old Notes”) for $750,000,000 aggregate principal amount of 5.085% Senior Notes due 2048 (the “New 2048 Notes,” and together with the New 2021 Notes, the New 2023 Notes, the New 2025 Notes, the New 2028 Notes and the New 2038 Notes, the “New Notes”).
The offer and sale of the New Notes has been registered under the Securities Act of 1933, as amended (the “Securities Act”).
The exchange offer (“exchange offer”) will expire at 5:00 p.m., New York City time, on                , 2019 (the “expiration date”), unless we extend the exchange offer with respect to one or more series in our sole and absolute discretion.
The terms of the New Notes are substantially identical to the Old Notes, except that the transfer restrictions, registration rights and provisions for additional interest applicable to the Old Notes do not apply to the New Notes. The New Notes will represent the same principal amount of debt as the Old Notes, and we will issue the New Notes under the same indenture as the Old Notes.
Please read “Risk Factors” on page 14 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.
We will exchange for an equal principal amount of New Notes all Old Notes that you validly tender and do not validly withdraw before the exchange offer expires. You may withdraw tenders of Old Notes at any time prior to the expiration of the exchange offer. The exchange procedure is more fully described in “The Exchange Offer—Procedures for Tendering.” If you fail to tender your Old Notes, you will continue to hold unregistered notes that you may not be able to transfer freely.
Please read “Description of the New Notes” for more details on the terms of the New Notes. We will not receive any cash proceeds from the issuance of the New Notes in the exchange offer.
Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal, the form of which is set forth in Annex A hereto, states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                            , 2019

This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost by visiting our website at http://investor.keurigdrpepper.com or by writing or calling us at the following address and telephone number:
Keurig Dr Pepper Inc.
53 South Avenue
Burlington, Massachusetts 01803
Attn: Investor Relations
(781) 418-7000
Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.
In order to obtain timely delivery, you must request the information no later than                , 2019, which is five business days before the expiration date of the exchange offer.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC. We may add, update or change in a prospectus supplement any information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under “Where You Can Find More Information” before you make any investment decision.
We have not authorized anyone to give any information or to make any representations concerning the securities offered hereunder except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus or any documents incorporated by reference into this prospectus. If anyone gives any other information or representation, you should not rely on it. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. You should not interpret the delivery of this prospectus, or any offer or sale of these securities, as an indication that there has been no change in our affairs since the date of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any circumstances in which the offer or solicitation is unlawful.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public from commercial document retrieval services and at the worldwide website maintained by the SEC at http://www.sec.gov. You may also inspect those reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which shares of our common stock are currently listed.
This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and all of its exhibits through the SEC’s website.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows information to be “incorporated by reference” into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the following documents (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2018 (as filed with the SEC on February 28, 2019);

•	our Current Reports on Form 8-K, filed on January 14, 2019, February 11, 2019 and February 14, 2019;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed April 25, 2019, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018;

•
our Annual Report on Form 10-K for the year ended December 31, 2017, solely with respect to the financial statements of Dr Pepper Snapple Group, Inc. (“DPS”) for the three years ended December 31, 2017 (as filed with the SEC on February 14, 2018); and

•
our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, solely with respect to the financial statements of DPS for the six months ended June 30, 2018 and June 30, 2017 (as filed with the SEC on August 8, 2018).

In addition, all documents that we file with the SEC on or after the date hereof under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) will be incorporated by reference until the offering or offerings to which this prospectus relates are completed. Information furnished under Item 2.02 or 7.01 in any future current report on Form 8-K that we file with the SEC (or corresponding information furnished under Item 9.01 or included as an exhibit), unless otherwise specified in such report, is not incorporated by reference in this prospectus, nor are there any other documents or information that is deemed to have been “furnished” and not “filed” with the SEC.
You may obtain any of the documents incorporated by reference in this prospectus from the SEC as described under the heading “Where You Can Find More Information” above. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost by visiting our website at https://investors.keurigdrpepper.com/home or by writing or calling us at the following address and telephone number:
Keurig Dr Pepper Inc.
53 South Avenue
Burlington, Massachusetts 01803
Attn: Investor Relations
(781) 418-7000
Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.
SUMMARY
This summary highlights information included or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. This prospectus includes information about the exchange offer and the New Notes and includes or incorporates by reference information about our business and our financial and operating data. Before deciding to participate in the exchange offer, you should read this entire prospectus carefully, including the information incorporated by reference in this prospectus and the “Risk Factors” section beginning on page 14 of this prospectus. In addition, certain statements include forward-looking information that involves known and unknown risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”
In this prospectus, the terms “KDP,” the “Company,” “we,” “our” and “us” refer to Keurig Dr Pepper Inc. and all of its consolidated subsidiaries collectively, in each case, except as otherwise specified or the context otherwise requires and the term “Issuer” refers to Keurig Dr Pepper Inc. and not to any of its subsidiaries.
Keurig Dr Pepper Inc.’s names, abbreviations thereof, logos, and product and service designators are all either the registered or unregistered trademarks or trade names of the Company. All other product or service names are the property of their respective owners.

The Business
Keurig Dr Pepper Inc. is a leading beverage company in North America with a diverse portfolio of flavored (non-cola) carbonated soft drinks, specialty coffee and non-carbonated beverages, and the #1 single serve coffee brewing system in North America. KDP has some of the most recognized beverage brands in North America, with significant consumer awareness levels and long histories that evoke strong emotional connections with consumers. We have a highly competitive distribution system that enables our portfolio of more than 125 owned, licensed and partner brands to be available nearly everywhere people shop and consume beverages.
The common stock of Keurig Dr Pepper Inc. is traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “KDP.”
Our principal executive office is located at 53 South Avenue, Burlington, Massachusetts 01803. Our telephone number at such address is (781) 418-7000. We maintain a website at https://www.keurigdrpepper.com. The information on our website is not incorporated by reference in this prospectus, and you should not consider that information a part of this prospectus.
History of Our Business
Dr Pepper Snapple Group, Inc.
DPS was built over time through a series of strategic acquisitions that brought together iconic beverage brands in North America within Cadbury Schweppes plc (“Cadbury”), building on the Schweppes business by adding brands, such as Dr Pepper, Snapple, 7UP, Canada Dry, Mott’s, A&W and the Peñafiel business in Mexico.
DPS was incorporated in Delaware on October 24, 2007. In 2008, Cadbury contributed its beverage subsidiaries in the United States (“U.S.”), Canada, Mexico and the Caribbean to DPS. DPS continued to add to its portfolio with the acquisition of Bai Brands LLC in 2017.
Keurig Green Mountain, Inc.
Maple Parent Holdings Corp. (“Maple”) is a holding company that conducts substantially all of its business through Keurig Green Mountain, Inc. (“Keurig”), a leading producer of innovative single-serve brewing systems and specialty coffee in the U.S. and Canada. Green Mountain Coffee Roasters, Inc. was incorporated in July 1993 and acquired Keurig, Incorporated in June 2006 to form Keurig. Green Mountain Coffee Roasters, Inc. changed its name to Keurig Green Mountain, Inc. in 2014.
In December 2015, JAB Holding Company S.a.r.l (“JAB”) formed an indirect wholly-owned subsidiary, Maple Holdings Acquisition Corp. (“Maple acquisition merger sub”). In February 2016, Maple was formed by JAB. In March 2016, Maple, through Maple acquisition merger sub, acquired Keurig and its subsidiaries (the “Keurig Acquisition”).
In contemplation of the Keurig Acquisition, JAB agreed with Mondelēz International, Inc. (“Mondelēz”) that Mondelēz would acquire a 24.24% interest in Maple from JAB, which was also consummated in March 2016.

The Merger of DPS and Keurig
On January 29, 2018, DPS entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among DPS, Maple and a wholly-owned subsidiary of DPS, Salt Merger Sub, Inc. (“Merger Sub”), whereby Merger Sub would be merged with and into Maple, with Maple surviving the merger as a wholly-owned subsidiary of DPS (the “DPS Merger”). The DPS Merger was consummated on July 9, 2018 (the “Merger Date”), at which time DPS changed its name to “Keurig Dr Pepper Inc”.
SUMMARY DESCRIPTION OF THE EXCHANGE OFFER
On May 25, 2018, a subsidiary of Maple, Maple Escrow Subsidiary, Inc., completed the private offering of six series of senior unsecured notes in an aggregate principal amount of $8,000,000,000, consisting of $1,750,000,000 3.551% Senior Notes due 2021, $2,000,000,000 4.057% Senior Notes due 2023, $1,000,000,000 4.417% Senior Notes due 2025, $2,000,000,000 4.597% Senior Notes due 2028, $500,000,000 4.985% Senior Notes due 2038 and $750,000,000 5.085% Senior Notes due 2048. On the Merger Date, immediately following the consummation of the DPS Merger, we assumed the obligations under the Old Notes, including the obligations under a registration rights agreement with the initial purchasers of each series of the Old Notes. Pursuant to the registration rights agreement, we agreed, among other things, to file a registration statement and deliver this prospectus to you and to use commercially reasonable efforts to complete a registered exchange offer of New Notes for the Old Notes. Below is a summary of the exchange offer.

Old Notes	On May 25, 2018, $1,750,000,000 3.551% Senior Notes due 2021 were issued.
On May 25, 2018, $2,000,000,000 4.057% Senior Notes due 2023 were issued.
On May 25, 2018, $1,000,000,000 4.417% Senior Notes due 2025 were issued.
On May 25, 2018, $2,000,000,000 4.597% Senior Notes due 2028 were issued.
On May 25, 2018, $500,000,000 4.985% Senior Notes due 2038 were issued.
On May 25, 2018, $750,000,000 5.085% Senior Notes due 2048 were issued.
The Old Notes are unconditionally guaranteed by all of our existing and future direct and indirect subsidiaries that guarantee any of our indebtedness (the “Subsidiary Guarantors”).

Indenture
The Old Notes were issued under an indenture (the “Base Indenture”) dated as of May 25, 2018, between Maple Escrow Subsidiary, Inc. and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented, in respect of the Old 2021 Notes, by the First Supplemental Indenture, dated as of May 25, 2018 (the “First Supplemental Indenture”), in respect of the Old 2023 Notes, by the Second Supplemental Indenture, dated as of May 25, 2018 (the “Second Supplemental Indenture”), in respect of the Old 2025 Notes, by the Third Supplemental Indenture, dated as of May 25, 2018 (the “Third Supplemental Indenture”), in respect of the Old 2028 Notes, by the Fourth Supplemental Indenture, dated as of May 25, 2018 (the “Fourth Supplemental Indenture”), in respect of the Old 2038 Notes, by the Fifth Supplemental Indenture, dated as of May 25, 2018 (the “Fifth Supplemental Indenture”), in respect of the Old 2048 Notes, by the Sixth Supplemental Indenture, dated as of May 25, 2018 (the “Sixth Supplemental Indenture”) and as supplemented by the Seventh Supplemental Indenture, dated as of July 9, 2018, among Keurig Dr Pepper Inc., the Subsidiary Guarantors thereto, and Wells Fargo Bank, N.A., as trustee (the “Seventh Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, the “Indenture”).
The New Notes will be issued as an additional issuance under the Indenture.

New Notes
The offer and sale of the 3.551% Senior Notes due 2021 to be issued upon exchange of the Old 2021 Notes (the “New 2021 Notes”) will be registered under the Securities Act and have terms that are identical in all material respects to the terms of the Old 2021 Notes, except that (i) the transfer restrictions and registration rights applicable to the Old 2021 Notes do not apply to the New 2021 Notes and (ii) the New 2021 Notes will not contain provisions relating to additional interest relating to our registration obligation.

The offer and sale of the 4.057% Senior Notes due 2023 to be issued upon exchange of the Old 2023 Notes (the “New 2023 Notes”) will be registered under the Securities Act and have terms that are identical in all material respects to the terms of the Old 2023 Notes, except that (i) the transfer restrictions and registration rights applicable to the Old 2023 Notes do not apply to the New 2023 Notes and (ii) the New 2023 Notes will not contain provisions relating to additional interest relating to our registration obligation.

The offer and sale of the 4.417% Senior Notes due 2025 to be issued upon exchange of the Old 2025 Notes (the “New 2025 Notes”) will be registered under the Securities Act and have terms that are identical in all material respects to the terms of the Old 2025 Notes, except that (i) the transfer restrictions and registration rights applicable to the Old 2025 Notes do not apply to the New 2025 Notes and (ii) the New 2025 Notes will not contain provisions relating to additional interest relating to our registration obligation.

The offer and sale of the 4.597% Senior Notes due 2028 to be issued upon exchange of the Old 2028 Notes (the “New 2028 Notes”) will be registered under the Securities Act and have terms that are identical in all material respects to the terms of the Old 2028 Notes, except that (i) the transfer restrictions and registration rights applicable to the Old 2028 Notes do not apply to the New 2028 Notes and (ii) the New 2028 Notes will not contain provisions relating to additional interest relating to our registration obligation.

The offer and sale of the 4.985% Senior Notes due 2038 to be issued upon exchange of the Old 2038 Notes (the “New 2038 Notes”) will be registered under the Securities Act and have terms that are identical in all material respects to the terms of the Old 2038 Notes, except that (i) the transfer restrictions and registration rights applicable to the Old 2038 Notes do not apply to the New 2038 Notes and (ii) the New 2038 Notes will not contain provisions relating to additional interest relating to our registration obligation.

The offer and sale of the 5.085% Senior Notes due 2048 to be issued upon exchange of the Old 2048 Notes (the “New 2048 Notes”) will be registered under the Securities Act and have terms that are identical in all material respects to the terms of the Old 2048 Notes, except that (i) the transfer restrictions and registration rights applicable to the Old 2048 Notes do not apply to the New 2048 Notes and (ii) the New 2048 Notes will not contain provisions relating to additional interest relating to our registration obligation.

Terms of the Exchange Offer
We are offering to exchange (i) up to $1,750,000,000 of New 2021 Notes for an equal amount of our Old 2021 Notes, (ii) up to $2,000,000,000 of New 2023 Notes for an equal amount of our Old 2023 Notes, (iii) up to 1,000,000,000 of New 2025 Notes for an equal amount of our Old 2025 Notes, (iv) up to $2,000,000,000 of New 2028 Notes for an equal amount of our Old 2028 Notes, (v) up to $500,000,000 of New 2038 Notes for an equal amount of our Old 2038 Notes and (vi) up to $750,000,000 of New 2048 Notes for an equal amount of our Old 2048 Notes, to satisfy our obligations under the registration rights agreement.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2019, unless we decide to extend it.
Conditions to the Exchange Offer
We will not accept Old Notes for exchange if the exchange offer or the making of any exchange by a holder of the Old Notes would violate any applicable law or SEC policy. A minimum aggregate principal amount of Old Notes being tendered is not a condition to the exchange offer. Please read “The Exchange Offer—Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

Procedures for Tendering Old Notes
All of the outstanding notes are held in book-entry form through the facilities of The Depository Trust Company (“DTC”). To participate in the exchange offer, you must follow the automatic tender offer program (“ATOP”) procedures established by DTC for tendering notes held in book entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

•    DTC has received instructions to exchange your notes; and
•    you agree to be bound by the terms of the letter of transmittal in Annex A hereto.
For more details, please read “The Exchange Offer—Terms of the Exchange Offer” and “The Exchange Offer—Procedures for Tendering.”
Letters of transmittal should not be sent to us. Such letters should only be sent to the exchange agent. Questions regarding how to tender Old Notes and requests for information should be directed to the exchange agent. See “The Exchange Offer—Exchange Agent.”

Guaranteed Delivery Procedures	None.
Withdrawal of Tenders
You may withdraw your tender of Old Notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedure before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please read “The Exchange Offer—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes
If you fulfill all conditions required for proper acceptance of Old Notes, we will accept any and all Old Notes that you properly tender in the exchange offer before 5:00 p.m., New York City time, on the expiration date. We will return any Old Notes that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the New Notes promptly after the expiration date. Please read “The Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear certain expenses related to the exchange offer. Please read “The Exchange Offer—Fees and Expenses.”
Use of Proceeds
The issuance of the New Notes will not provide us with any new proceeds. We are making the exchange offer solely to satisfy our obligations under the registration rights agreement. See “Use of Proceeds” and “The Exchange Offer—Fees and Expenses.”

Consequences of Failure to Exchange Old Notes
If you do not exchange your Old Notes in the exchange offer, you will no longer be able to require us to register the Old Notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the Old Notes unless we have registered the Old Notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to the Securities Act. If you fail to exchange your Old Notes for New Notes in the exchange offer, the existing transfer restrictions will remain in effect and the market value of your Old Notes likely will be adversely affected because of a smaller float and reduced liquidity.

Certain U.S. Federal Income Tax Considerations	The exchange of Old Notes for New Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Certain U.S. Federal Income Tax Considerations.”
Exchange Agent
Wells Fargo Bank, National Association is serving as the exchange agent in connection with the exchange offer. You should direct questions and requests for assistance and requests for additional copies of the prospectus (including the letter of transmittal) to the exchange agent at the address and telephone and facsimile numbers listed under the heading “The Exchange Offer—Exchange Agent.”

Special Procedures for Beneficial Owners
If you are a beneficial owner whose Old Notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the exchange offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

Resales
Based on no-action letters of the SEC staff issued to third parties, we believe that New Notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

• you are not an “affiliate” of us within the meaning of Rule 405 under the Securities Act;
• such New Notes are acquired in the ordinary course of your business; and
• you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the New Notes.

The SEC staff, however, has not considered our exchange offer for the New Notes in the context of a no-action letter, and the SEC staff may not make a similar determination as in the no-action letters issued to these third parties.

If you tender in the exchange offer with the intention of participating in any manner in a distribution of the New Notes, you:
• cannot rely on such interpretations by the SEC staff; and
• must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Unless an exemption from registration is otherwise available, any securityholder intending to distribute New Notes should be covered by an effective registration statement under the Securities Act. The registration statement should contain the selling securityholder’s information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.
This prospectus may be used for an offer to resell, resale or other transfer of New Notes only as specifically described in this prospectus. Failure to comply with the registration and prospectus delivery requirements by a holder subject to these requirements could result in that holder incurring liability for which it is not indemnified by us. If you are a broker-dealer, you may participate in the exchange offer only if you acquired the Old Notes for your own account as a result of market-making activities or other trading activities. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be deemed to be an “underwriter” within the meaning of the Securities Act and must acknowledge by way of the letter of transmittal that it will deliver this prospectus in connection with any resale of the New Notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of New Notes.

Registration Rights Agreement
Under the terms of the registration rights agreement with respect to the Old Notes, we agreed to use our commercially reasonable efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the Old Notes for the New Notes, and to consummate the exchange offer not later than the 365th day following the closing of the offering of the Old Notes (the “Target Registration Date”). In addition, we agreed, under certain circumstances, to use our commercially reasonable efforts to file a shelf registration statement with the SEC to cover resales of the Old Notes. If we fail to satisfy these obligations, we will be required to pay additional interest to holders of the Old Notes.
As to any series of Old Notes, if neither (1) the exchange offer with respect to such series of Old Notes has been consummated on or prior to the Exchange Date nor (2) a shelf registration statement covering resales of such series of Old Notes has been filed and been declared or otherwise become effective on or prior to the Exchange Date (together, a “registration default”), then additional interest will accrue on the aggregate principal amount of such series of Old Notes as to which the registration default pertains from and including the date on which such registration default has occurred but excluding the date on which such registration default has been cured with respect to the applicable series of notes. Additional interest will accrue at a rate of 0.25% for the first 90-day period after such date and thereafter it will be increased by an additional 0.25% for each subsequent 90-day period that elapses, provided that the aggregate increase in such annual interest rate may in no event exceed 0.50% per annum over the applicable rate shown on the cover page of this prospectus.
A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. See “Registration Rights.”

SUMMARY DESCRIPTION OF THE NEW NOTES
The New Notes will be identical to the Old Notes, except that (i) the transfer restrictions and registration rights applicable to the Old Notes do not apply to the New Notes, and (ii) the provisions relating to additional interest relating to our registration obligations will not apply to the New Notes. The New Notes will evidence the same debt as the Old Notes, and the same Indenture will govern the New Notes and the Old Notes. For a more complete understanding of the New Notes, see “Description of the New Notes.”
Terms of the New Notes

Issuer	Keurig Dr Pepper Inc.
New Notes Offered	Up to $1,750,000,000 aggregate principal amount of 3.551% Senior Notes due 2021 (the “New 2021 Notes”).
Up to $2,000,000,000 aggregate principal amount of 4.057% Senior Notes due 2023 (the “New 2023 Notes”).
Up to $1,000,000,000 aggregate principal amount of 4.417% Senior Notes due 2025 (the “New 2025 Notes”).
Up to $2,000,000,000 aggregate principal amount of 4.597% Senior Notes due 2028 (the “New 2028 Notes”).
Up to $500,000,000 aggregate principal amount of 4.985% Senior Notes due 2038 (the “New 2038 Notes”).
Up to $750,000,000 aggregate principal amount of 5.085% Senior Notes due 2048 (the “New 2048 Notes”).
Maturity Date	The New 2021 Notes May 25, 2021.
The New 2023 Notes May 25, 2023.
The New 2025 Notes May 25, 2025.
The New 2028 Notes May 25, 2028.
The New 2038 Notes May 25, 2038.
The New 2048 Notes May 25, 2048.
Interest Rates; Interest Payment Dates
The New 2021 Notes will bear interest at a rate of 3.551% per year.
The New 2023 Notes will bear interest at a rate of 4.057% per year.
The New 2025 Notes will bear interest at a rate of 4.417% per year.
The New 2028 Notes will bear interest at a rate of 4.597% per year.
The New 2038 Notes will bear interest at a rate of 4.985% per year.
The New 2048 Notes will bear interest at a rate of 5.085% per year.
Interest on each series of New Notes will accrue from November 25, 2018, the most recent interest payment date on the Old Notes. The first interest payment date on each series of the New Notes will be May 25, 2019 (representing the first interest payment date following November 25, 2018, the most recent interest payment date on the Old Notes). Interest on each series of the New Notes is payable semi-annually in arrears on May 25 and November 25 to holders of record at the close of business on May 10 and November 10 (whether or not that date is a business day), respectively, immediately preceding such interest payment date, and on the applicable maturity date. Interest on each series of New Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

Optional Redemption
At our option, we may redeem the New 2021 Notes, in whole or in part, at any time prior to May 25, 2021 (the maturity date of the New 2021 Notes), the New 2023 Notes, in whole or in part, at any time prior to April 25, 2023 (one month prior to the maturity date of the New 2023 Notes), the New 2025 Notes, in whole or in part, at any time prior to March 25, 2025 (two months prior to the maturity date of the New 2025 Notes), the New 2028 Notes, in whole or in part, at any time prior to February 25, 2028 (three months prior to the maturity date of the New 2028 Notes), the New 2038 Notes, in whole or in part, at any time prior to November 25, 2037 (six months prior to the maturity date of the New 2038 Notes) and the New 2048 Notes, in whole or in part, at any time prior to November 25, 2047 (six months prior to the maturity date of the New 2048 Notes), in each case, at a redemption price equal to the greater of:

•    100% of the principal amount of the New Notes being redeemed; and
•    the sum of the present values of the Remaining Scheduled Payments (as defined herein) of the New Notes being redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined herein) plus 15 basis points in the case of the New 2021 Notes, 20 basis points in the case of the New 2023 Notes, 25 basis points in the case of the New 2025 Notes, 25 basis points in the case of the New 2028 Notes, 30 basis points in the case of the New 2038 Notes and 30 basis points in the case of the New 2048 Notes;
plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.
In addition, at any time on or after April 25, 2023 (one month prior to the maturity date of the New 2023 Notes), March 25, 2025 (two months prior to the maturity date of the New 2025 Notes), February 25, 2028 (three months prior to the maturity date of the New 2028 Notes), November 25, 2037 (six months prior to the maturity date of the New 2038 Notes) and on or after November 25, 2047 (six months prior to the maturity date of the New 2048 Notes), the Company may redeem the New 2023 Notes, the New 2025 Notes, the New 2028 Notes, the New 2038 Notes or the New 2048 Notes, respectively, in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the New 2023 Notes, the New 2025 Notes, the New 2028 Notes, the New 2038 Notes or the New 2048 Notes, as applicable, being redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
See “Description of the New Notes—Optional Redemption.”

Offer to Repurchase Upon Change of Control Triggering Event
If we experience a “Change of Control Triggering Event” (as defined in the “Description of the New Notes”), we will be required, unless we have exercised our right to redeem the New Notes, within a specified period, to make an offer to repurchase all of each series of New Notes at a price equal to 101% of the principal amount, plus any accrued and unpaid interest to, but excluding, the date of repurchase. See “Description of the New Notes—Offer to Repurchase Upon a Change of Control Triggering Event.”

Subsidiary Guarantors
Subject to the limitations described in the section “Description of the New Notes—Subsidiary Guarantees,” all of the Company’s existing and future subsidiaries that guarantee any indebtedness of KDP, including notes issued by DPS that were outstanding on the Merger Date and any Old Notes that remain outstanding following the exchange offer, will jointly and severally, fully, unconditionally and irrevocably guarantee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal and interest on the New Notes and all of the Company’s other monetary obligations under the Indenture.

Priority
The New Notes will be our senior unsecured, unsubordinated obligations and will rank equal in right of payment with all of our current and future unsubordinated indebtedness, including borrowings under the Term Loan Facility and Revolving Credit Facilities, our existing senior unsecured notes and any Old Notes that remain outstanding following the exchange offer, and senior to all of our future subordinated debt. Each of the Subsidiary Guarantees will be a senior unsecured obligation of the Subsidiary Guarantor providing such Subsidiary Guarantee and will rank equal in right of payment equally with such Subsidiary Guarantor’s existing and future unsubordinated indebtedness (including its guarantee of the borrowings under the Term Loan Facility and Revolving Credit Facilities, our existing senior unsecured notes and any Old Notes that remain outstanding following the exchange offer), and senior to all of such guarantor’s future subordinated debt. The New Notes and the guarantees will also be effectively junior to any of the Company’s or the respective guarantor’s current and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

The New Notes will not be guaranteed by all of our subsidiaries and will therefore be structurally subordinated to all existing and future liabilities of our subsidiaries that are not guaranteeing the New Notes.

Certain Covenants
We will issue the New Notes under the same Indenture that governs the Old Notes. The terms of the Indenture, among other things, restrict our ability, and the ability of certain of our subsidiaries, to:
•    incur indebtedness secured by principal properties;
•    enter into certain sale and leaseback transactions with respect to principal properties; and
•    enter into certain mergers, consolidations and transfers of substantially all of our assets.
The covenants are subject to a number of exceptions and qualifications. For more details, see “Description of the New Notes—Certain Covenants.”

Form and Denomination of New Notes
The Company will issue the New Notes of each series in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company. Beneficial interests in the New Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, S.A. and Euroclear Bank, SA/ NV will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus, owners of beneficial interests in the New Notes will not be entitled to have the New Notes registered in their names, will not receive or be entitled to receive the New Notes in definitive form and will not be considered holders of the New Notes under the Indenture. The New Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Further Issuances
We may, from time to time, without notice to or the consent of the holders of any series of New Notes, create and issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably in right of payment with, the applicable series of New Notes in all respects, as described under “Description of the New Notes—Further Issuances.”

Absence of a Public Market for the New Notes
The New Notes generally will be freely transferable but will also be new securities for which there is currently no established trading market. Accordingly, a liquid market for the New Notes of any series may not develop or be maintained. We have not applied, and do not intend to apply, for the listing of the New Notes on any securities exchange or for inclusion of any of the New Notes any automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for any series of New Notes.

Risk Factors
Tendering your Old Notes in the exchange offer involves risks. You should carefully consider the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section entitled “Risk Factors” for an explanation of certain risks of the exchange offer and investing in the New Notes before tendering any Old Notes. For a description of risks related to our industry and business, you should also evaluate the specific risk factors described in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the other information set forth or incorporated by reference into this prospectus.

Trustee	Wells Fargo Bank, National Association.
Exchange Agent	Wells Fargo Bank, National Association.
Governing Law	The New Notes will be, and the Indenture is, governed by and construed in accordance with the laws of the State of New York.
RISK FACTORS
Participating in the exchange offer is subject to a number of risks. You should carefully consider the risks and uncertainties set forth below and the risks and uncertainties incorporated by reference in this prospectus, including the information included under “Risk Factors” in Part I, Item A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other documents that we subsequently file with the SEC, together with all of the other information included in this prospectus. See “Incorporation of Certain Information by Reference” herein.
If any of the risks described in these reports or other documents were to materialize, our business, results of operations, cash flows, financial condition and prospects could be materially and adversely affected. In that case, our ability to make distributions to our stockholders or to pay interest on, or principal of, any debt securities issued by us, may be reduced, the trading prices of any of our publicly traded securities could decline and you could lose all or part of your investment.

The risks described below are not the only ones facing the Company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also impair our business operations.
This prospectus and documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us described below or incorporated by reference in this prospectus. See “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Related to the Exchange Offer
If you fail to exchange Old Notes, existing transfer restrictions will remain in effect and the market value of the Old Notes may be adversely affected because they may be more difficult to sell.
If you fail to exchange Old Notes for New Notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the Old Notes. In general, the Old Notes may not be offered or sold unless they are sold in transactions that are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the Old Notes.
The tender of Old Notes under the exchange offer will reduce the principal amount of the currently outstanding Old Notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any Old Notes that you continue to hold following completion of the exchange offer.
Risks Related to Holding the New Notes
KDP is a holding company and its ability to make payments on its outstanding indebtedness, including the New Notes, is dependent upon the receipt of funds from its subsidiaries by way of interest and principal payments on loans due to it, dividends, fees or otherwise.
KDP is a holding company with no material operating assets, other than the stock of its subsidiaries and loans to subsidiaries. All of KDP’s revenue and cash flow is generated through its subsidiaries. Accordingly, KDP’s ability to make payments on its indebtedness, including the New Notes, and to fund its other obligations is dependent not only on the ability of its subsidiaries to generate cash, but also on the ability of its subsidiaries to distribute cash to it in the form of interest and principal payments on loans due to it, dividends, fees or otherwise. Although certain subsidiaries will guarantee KDP’s payment obligations on the New Notes, these guarantees may be released under certain circumstances. See “—The New Notes are structurally subordinated to the indebtedness of KDP’s subsidiaries that are not guaranteeing the New Notes” and “Description of the New Notes—Subsidiary Guarantees.”
The New Notes are structurally subordinated to the indebtedness of KDP’s subsidiaries that are not guaranteeing the New Notes.
Only certain of KDP’s subsidiaries guarantee its payment obligations on the New Notes, for example, neither Maple nor its subsidiaries, nor any of KDP’s non-U.S. subsidiaries, currently guarantee the New Notes. KDP’s right and its guarantors’ right to participate in any distribution of assets of any non-guarantor subsidiary upon that subsidiary’s dissolution, winding-up, liquidation, reorganization or otherwise are subject to the prior claims of the creditors of that subsidiary, except to the extent that KDP or a guarantor is a creditor of the subsidiary and KDP or such guarantor’s claims are recognized. Therefore, the New Notes will be structurally subordinated to all indebtedness and other obligations of KDP’s non-guarantor subsidiaries (excluding any amounts owed by such subsidiaries to KDP). KDP’s non-guarantor subsidiaries are separate legal entities and have no obligations to pay any amounts due on the New Notes.

The Indenture governing the New Notes does not limit the ability of KDP’s subsidiaries to incur additional indebtedness that is equal in right of payment to the New Notes.
The New Notes and the guarantees are not secured by any assets and any secured creditors will have a priority claim on KDP’s or the guarantor’s assets.
The New Notes are not secured by any of KDP’s assets and the guarantees are not secured by any of the assets of the guarantors. The terms of the Indenture permit KDP and its subsidiaries to incur a certain amount of secured indebtedness without equally and ratably securing the New Notes. If KDP or any of the guarantors become insolvent or are liquidated, or if payment under any of the agreements governing any secured debt is accelerated, the lenders under KDP’s or a guarantor’s secured debt agreements, if any, will be entitled to exercise the remedies available to a secured lender. Accordingly, the lenders will have a priority claim on KDP’s or the relevant guarantor’s assets to the extent of their liens, and it is possible that there will be insufficient assets remaining from which claims of the holders of these New Notes can be satisfied. As of December 31, 2018, neither KDP nor any of the guarantors had any secured indebtedness (other than capital leases).
Negative covenants in the Indenture offer only limited protection to holders of the New Notes.
The Indenture governing the New Notes contains negative covenants that apply to KDP and its subsidiaries. However, the Indenture does not:

•
require KDP to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly does not protect holders of the New Notes in the event that KDP experiences significant adverse changes in its financial condition or results of operations;

•	limit KDP’s ability to incur indebtedness that is equal in right of payment to the New Notes;

•	restrict KDP’s ability to repurchase or prepay its securities; or

•	restrict KDP’s ability to make investments or to repurchase or pay dividends or make other payments in respect of its common stock or other securities ranking junior to the New Notes.
In addition, the limitation on secured indebtedness covenant in the Indenture contains exceptions that allow KDP and its subsidiaries to create, grant or incur liens or interests to secure a certain amount of indebtedness and a variety of other obligations without equally and ratably securing the New Notes. See “Description of the New Notes—Certain Covenants” for a description of this covenant and related definitions. In light of these exceptions, holders of the New Notes may be structurally subordinated to new lenders.

Credit ratings assigned to the New Notes may not reflect all risks of your investment in the New Notes.
The credit ratings assigned to the New Notes are limited in scope, and do not address all material risks relating to an investment in the New Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by any of the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes, upgrades or downgrades in the credit ratings assigned to the New Notes, including any announcement that such ratings are under further review for an upgrade or downgrade, could affect the market value of the New Notes and, in the event of a downgrade, increase KDP’s corporate borrowing costs, including with respect to the Outstanding Notes. The reports of the rating agencies do not form a part of, and are not incorporated by reference into, this prospectus.
KDP’s variable rate indebtedness subjects it to interest rate risk, which could cause its debt service obligations to increase.
As of December 31, 2018, $3.7 billion, or approximately 23% of KDP’s total debt, was at variable rates of interest, and KDP has an additional $2.4 billion principal amount of availability under its existing credit facilities. Borrowings under its existing credit facilities are at variable rates of interest and expose KDP to interest rate risk. If interest rates were to increase, its debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and its net income and cash flows, including cash available for servicing its indebtedness, will correspondingly decrease. For every 1.0% increase or decrease in the variable interest rate of KDP's debt, its estimated annual cash interest expense is expected to change by approximately $1.3 million. In the future, KDP may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, KDP may not maintain interest rate swaps with respect to all of its variable rate indebtedness, and any swaps it enters into may not fully mitigate its interest rate risk.

Federal and state laws regarding fraudulent conveyance allow courts, under specific circumstances, to void debts, including guarantees, and would require holders of the New Notes to return payments received from KDP or the guarantors.
The New Notes are guaranteed by certain of KDP’s subsidiaries. If a bankruptcy proceeding or lawsuit were to be initiated by unpaid creditors, the New Notes and the guarantees of the New Notes could come under review for federal or state fraudulent transfer violations. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, obligations under a note or a guaranty could be voided, or claims in respect of a note or a guaranty could be subordinated to all other debts of the company or guarantor if, among other things, the company or guarantor at the time it incurred the indebtedness evidenced by its note or guaranty:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the debt or guarantee; and

•	one of the following applies:

•	it was insolvent or rendered insolvent by reason of such incurrence;

•	it was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	it intended to incur, or believed that it would incur, debts beyond its ability to pay debts as they mature.
In addition, any payment by the company or guarantor under its note or guarantee could be voided and required to be returned to the company or guarantor, as the case may be, or to a fund for the benefit of the creditors of the debtor or guarantor.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the company or a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Because each guarantor’s liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.
The New Notes have the benefit of the guarantees of certain of KDP’s subsidiaries that are guarantors. However, such guarantees are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of the New Notes—Subsidiary Guarantees.”
Holders of KDP’s indebtedness existing prior to the Merger Date may have superior rights under certain circumstances and KDP may not have the ability to raise the funds necessary to finance the offer to repurchase the New Notes upon a Change of Control Triggering Event.
As of December 31, 2018, KDP had approximately $4.2 billion of senior notes outstanding (the “Outstanding Notes”) that were the legacy obligations of DPS prior to the DPS Merger. Upon the occurrence of a Change of Control Triggering Event (as defined with respect to the New Notes), KDP will be required to offer to repurchase all of each series of New Notes and any Old Notes that remain outstanding following the exchange offer. In addition, upon the occurrence of a change of control triggering event (as defined with respect to each series of the Outstanding Notes), KDP will be required to offer to repurchase each affected series of the Outstanding Notes. The definition of Change of Control Triggering Event with respect to the New Notes is similar, but not identical in one or more respects, to the definition of change of control triggering event with respect to the various series of the Outstanding Notes and the definition of change of control triggering event varies in certain instances among the various series of the Outstanding Notes. As a result, under certain circumstances, KDP may be required to make an offer to repurchase one or more series of the Outstanding Notes but not the New Notes.
KDP cannot assure you that it will have sufficient funds available to make any required repurchases of the New Notes and any remaining Old Notes and, if applicable, the Outstanding Notes upon such an event. Any failure to repurchase tendered New Notes and any remaining Old Notes would constitute a default under the Indenture governing the New Notes and any remaining Old Notes and, if applicable, the indentures governing the Outstanding Notes, which, in turn, would constitute a default under KDP’s existing credit facilities. A default could result in the declaration of the principal and interest on all the New Notes and any remaining Old Notes, the Outstanding Notes and the indebtedness outstanding under KDP’s existing credit facilities to be due and payable. The term “Change of Control Triggering Event” with respect to the New Notes is defined under “Description of the New Notes—Offer to Repurchase Upon a Change of Control Triggering Event.”
Some significant restructuring transactions may not constitute a change of control, in which case KDP would not be obligated to offer to purchase the New Notes.
As described above, upon the occurrence of a Change of Control Triggering Event (as defined with respect to the New Notes), KDP will be required to purchase all of each series of New Notes. However, the change of control provisions will not afford protection to holders of New Notes in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by KDP may not constitute a change of control requiring KDP to purchase the New Notes. In the event of any such transaction, the holders would not have the right to require KDP to purchase the New Notes, even though such transaction could increase the amount of KDP’s indebtedness, or otherwise adversely affect KDP’s capital structure or any credit ratings, thereby adversely affecting the holders of the New Notes.

The ability of holders of the New Notes to require KDP to repurchase New Notes as a result of a disposition of “substantially all” assets may be uncertain.
The definition of change of control in the Indenture governing the New Notes includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of the issuer and its restricted subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of New Notes to require KDP to repurchase such New Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the KDP’s assets and the assets of the KDP’s restricted subsidiaries taken as a whole to another person or group may be uncertain.
Redemption may adversely affect your return on the New Notes.
Each series of New Notes is redeemable at KDP’s option, and therefore KDP may choose to redeem the New Notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your New Notes being redeemed.
Trading markets for the New Notes may not develop.
There is currently no established trading market for the New Notes. KDP does not intend to apply for listing of any of the New Notes on any securities exchange or for inclusion of any of the New Notes on any automated dealer quotation system.
Therefore, a liquid trading market may not develop for any series of the New Notes. If a market develops, the New Notes of any series could trade at prices that may be lower than the initial offering price of the respective series of the Old Notes. Further, if an active market does not develop or is not maintained, the price and liquidity of any series of the New Notes may be adversely affected. Future trading prices of the New Notes will depend on many factors, including prevailing interest rates, KDP’s financial condition and results of operations, the then-current ratings assigned to the New Notes and the market for similar securities. Trading markets for the New Notes depend on many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the New Notes;

•	outstanding amount of the New Notes;

•	terms related to optional redemption of the New Notes; and

•	level, direction and volatility of market interest rates generally.
Historically, debt markets have been subject to disruptions that have caused substantial volatility in the prices of securities similar to the New Notes, including any remaining Old Notes. The market, if any, for any series of the New Notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which holders of New Notes may sell their New Notes. In addition, subsequent to the initial issuance of the Old Notes, any series of the New Notes may trade at a discount from the initial offering price of the Old Notes, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

USE OF PROCEEDS
The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the New Notes in the exchange offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive Old Notes in a like principal amount. The form and terms of the New Notes are identical in all respects to the form and terms of the Old Notes, except that (i) the transfer restrictions and registration rights applicable to the outstanding notes do not apply to the New Notes, and (ii) the New Notes will not contain provisions relating to additional interest relating to our registration obligations. Old Notes surrendered in exchange for the New Notes will be retired and canceled and will not be reissued. Accordingly, the issuance of the New Notes will not result in any change in our outstanding indebtedness.
THE EXCHANGE OFFER
Purpose of the Exchange Offer
The Old Notes were issued to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons pursuant to Regulation S under the Securities Act. Because the Old Notes were issued in transactions that were exempt from or not subject to the registration requirements under the Securities Act, the Old Notes are subject to transfer restrictions. In general, you may not offer or sell the Old Notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws.
In connection with the issuance of the Old Notes, we entered into the registration rights agreement, pursuant to which we agreed, among other things, to use our commercially reasonable efforts to complete the exchange offer on or prior to July 9, 2019. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The exchange offer will be open for at least 20 business days.
Pursuant to the exchange offer, we will issue the New Notes in exchange for Old Notes. The terms of the New Notes are identical in all material respects to those of the Old Notes, except that the New Notes (i) will not be subject to certain restrictions on transfer applicable to the Old Notes and (ii) will not have registration rights or provide for any increase in the interest rate related to the obligation to register. See “Description of the New Notes” for more information on the terms of the New Notes.
We are not making the exchange offer to, and will not accept tenders for exchange from, holders of the Old Notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term “holder” means any person whose Old Notes are held of record by DTC who desires to deliver such Old Notes by book-entry transfer at DTC.
We make no recommendation to the holders of the Old Notes as to whether to tender or refrain from tendering all or any portion of their Old Notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of the Old Notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Old Notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisers, if any, based on their own financial position and requirements.
Holders of the Old Notes and the New Notes will vote as one series under the Indenture governing the notes.

Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such securities were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the New Notes. See “Plan of Distribution.”
Resale of New Notes
Based on no-action letters of the SEC staff issued to third parties, we believe that New Notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not an “affiliate” of us within the meaning of Rule 405 under the Securities Act;

•	such New Notes are acquired in the ordinary course of your business; and

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the New Notes.
The SEC staff, however, has not considered our exchange offer for the New Notes in the context of a no-action letter, and the SEC staff may not make a similar determination as in the no-action letters issued to these third parties.
If you tender in the exchange offer with the intention of participating in any manner in a distribution of the New Notes, you

•	cannot rely on such interpretations by the SEC staff; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.
Unless an exemption from registration is otherwise available, any securityholder intending to distribute New Notes should be covered by an effective registration statement under the Securities Act. The registration statement should contain the selling securityholder’s information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.
This prospectus may be used for an offer to resell, resale or other transfer of New Notes only as specifically described in this prospectus. Failure to comply with the registration and prospectus delivery requirements by a holder subject to these requirements could result in that holder incurring liability for which it is not indemnified by us. If you are a broker-dealer, you may participate in the exchange offer only if you acquired the Old Notes for your own account as a result of market-making activities or other trading activities. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be deemed to be an “underwriter” within the meaning of the Securities Act and must acknowledge by way of the letter of transmittal that it will deliver this prospectus in connection with any resale of the New Notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of New Notes.

Terms of the Exchange Offer
Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any Old Notes validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue New Notes in principal amount equal to the principal amount of Old Notes surrendered in the exchange offer. Old Notes may be tendered only for New Notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The exchange offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered in the exchange offer.
As of the date of this prospectus, $1,750,000,000 in aggregate principal amount of the Old 2021 Notes are outstanding, $2,000,000,000 in aggregate principal amount of the Old 2023 Notes are outstanding, $1,000,000,000 in aggregate principal amount of the Old 2025 Notes are outstanding, $2,000,000,000 in aggregate principal amount of the Old 2028 Notes are outstanding, $500,000,000 in aggregate principal amount of the Old 2038 Notes are outstanding and $750,000,000 in aggregate principal amount of the Old 2048 Notes are outstanding. This prospectus is being sent to DTC, the sole registered holder of the Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the exchange offer.
This exchange offer is made only to holders of the $1,750,000,000 principal amount of the Old 2021 Notes that were issued on May 25, 2018, holders of the $2,000,000,000 principal amount of the Old 2023 Notes that were issued on May 25, 2018, holders of the $1,000,000,000 principal amount of the Old 2025 Notes that were issued on May 25, 2018, holders of the $2,000,000,000 principal amount of the Old 2028 Notes that were issued on May 25, 2018, holders of the $500,000,000 principal amount of the Old 2038 Notes that were issued on May 25, 2018, holders of the $750,000,000 principal amount of the Old 2048 Notes that were issued on May 25, 2018 in an offering that was not registered under the Securities Act (i.e., the Old Notes).
We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Old Notes whose holders do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding Old Notes will be entitled to the rights and benefits such holders have under the Indenture relating to the Old Notes but will not retain any rights under the registration rights agreement, except as otherwise specified therein.
We will be deemed to have accepted for exchange properly tendered Old Notes when we have given oral (confirmed in writing) or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us.
If you tender Old Notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of Old Notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. Please read “—Fees and Expenses” for more details regarding fees and expenses incurred in connection with the exchange offer.
We will return any Old Notes that we do not accept for exchange for any reason without expense to their tendering holders promptly after the expiration or termination of the exchange offer.

Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on , 2019, unless, in our sole discretion, we extend it.
Extensions, Delays in Acceptance, Termination or Amendment
We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any Old Notes by giving written notice of such extension as described below to holders at any time until the exchange offer expires or terminates. During any such extensions, all Old Notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.
To extend the exchange offer, we will notify the exchange agent of any extension. We will notify the holders of Old Notes of the extension via a press release issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.
If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion:

•	to delay accepting for exchange any Old Notes;

•	to extend the exchange offer; or

•	to terminate the exchange offer
by giving notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.
Any such delay in acceptance, extension, termination or amendment will be followed promptly by notice thereof to holders of the Old Notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to holders of the Old Notes. Depending upon the significance of the amendment and the manner of disclosure to holders, we will extend the exchange offer if it would otherwise expire during such period. If an amendment constitutes a material change to the exchange offer, including the waiver of a material condition, we will extend the exchange offer, if necessary, to remain open for at least five business days after the date of the amendment. In the event of any increase or decrease in the consideration we are offering for the Old Notes or in the percentage of Old Notes being sought by us, we will extend the exchange offer to remain open for at least 10 business days after the date we provide notice of such increase or decrease to the registered holders of Old Notes.
Conditions to the Exchange Offer
We will not accept for exchange, or exchange any New Notes for, any Old Notes if the exchange offer, or the making of any exchange by a holder of Old Notes, would violate applicable law or SEC policy. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting Old Notes for exchange in the event of such a potential violation.
We will not be obligated to accept for exchange the Old Notes of any holder that has not made to us the representations described under “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the New Notes under the Securities Act.

Additionally, we will not accept for exchange any Old Notes tendered, and will not issue New Notes in exchange for any such Old Notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offer registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.
We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will promptly give notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes.
These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times prior to the expiration of the exchange offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.
Procedures for Tendering
To participate in the exchange offer, you must properly tender your Old Notes to the exchange agent as described below. We will only issue New Notes in exchange for Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should follow carefully the instructions on how to tender your Old Notes. It is your responsibility to properly tender your Old Notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.
If you have any questions or need help in exchanging your Old Notes, please call the exchange agent whose address and phone number are described in the letter of transmittal included as Annex A to this prospectus.
All of the Old Notes were issued in book-entry form, and all of the Old Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the Old Notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their Old Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender Old Notes and that the participant agrees to be bound by the terms of the letter of transmittal.
By using the ATOP procedures to exchange Old Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.
There is no procedure for guaranteed late delivery of the Old Notes.
If you beneficially own Old Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf.

Determinations Under the Exchange Offer.
We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Old Notes and withdrawal of tendered Old Notes. Our determination will be final and binding. We reserve the absolute right to reject any Old Notes not properly tendered or any Old Notes our acceptance of which might, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Old Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder promptly following the expiration date of the exchange.
When We Will Issue New Notes.
In all cases, we will issue New Notes for Old Notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date,

•	a book-entry confirmation of such Old Notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.
Such notes will be issued promptly following the expiration of the exchange offer.
Return of Old Notes Not Accepted or Exchanged.
If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned without expense to their tendering holder. Such non-exchanged Old Notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.
Your Representations to Us.
By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any New Notes to be received by you will be acquired in the ordinary course of your business;

•
you have no arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of us;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the New Notes; and

•
if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, then you will deliver this prospectus (or, to the extent permitted by law, make this prospectus available to purchasers) in connection with any resale of the New Notes.

Further, you will acknowledge and agree that that any broker-dealer or holder using the exchange offer to participate in a distribution of New Notes to be acquired in the exchange offer (i) could not under SEC policy as in effect on the date of this prospectus rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling LLC dated July 2, 1993, and similar no-action letters, and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act if the resales are of New Notes obtained by such holder in exchange for Old Notes acquired by such holder directly from us.
Withdrawal of Tenders
Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Old Notes and otherwise comply with the ATOP procedures.
We will determine in our sole discretion all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.
Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the Old Notes. This return or crediting will take place promptly after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn Old Notes by following the procedures described under “—Procedures for Tendering” above at any time on or prior to the expiration date of the exchange offer.
Exchange Agent
Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Operations
MAC N9300-070	MAC N9300-070	MAC N9300-070
600 South Fourth Street	600 South Fourth Street	600 South Fourth Street
Minneapolis, MN 55402	Minneapolis, MN 55402	Minneapolis, MN 55402

or by facsimile at (877) 407-4679
to confirm by telephone or for information at (800) 344-5128

Delivery of the letter of transmittal to an address other than as set forth above or transmission of the letter of transmittal via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery of the letter of transmittal. Delivery of documents to DTC does not constitute delivery to the exchange agent.
Fees and Expenses
We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by e-mail, telephone or in person by our officers and regular employees and those of our affiliates.
We have not retained any dealer manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.
We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and Trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.
Transfer Taxes
We will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the exchange offer. Each tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of Old Notes under the exchange offer.
Consequences of Failure to Exchange
If you do not exchange your Old Notes for New Notes under the exchange offer, the Old Notes you hold will continue to be subject to the existing restrictions on transfer, will continue to accrue interest but will not retain any rights under the registration rights agreement, except as otherwise provided in that agreement. In general, you may not offer or sell the Old Notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register Old Notes under the Securities Act unless the registration rights agreement requires us to do so.
Upon written request from you, we will issue and deliver in exchange for the Old Notes held by you debt securities having a principal amount equal to the surrendered Old Notes, issued under the Indenture and having terms identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the U.S., but excluding the payment of liquidated damages as described in the registration rights agreement) to the Old Notes.
Accounting Treatment
We will record the New Notes in our accounting records at the same carrying value as the Old Notes. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer, other than the recognition of the fees and expenses of the offering as stated under “—Fees and Expenses.”

Other
Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.
We may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Old Notes.
DESCRIPTION OF THE NEW NOTES
General
Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the term “Issuer” refers to Keurig Dr Pepper Inc. and not to any of its subsidiaries and (ii) the terms “KDP” and the “Company” refer to Keurig Dr Pepper Inc. and all of its consolidated subsidiaries collectively, in each case, except as otherwise specified or the context otherwise requires.
The “Description of the New Notes” is intended to be a useful overview of the material provisions of the New Notes and the Indenture. Since this “Description of the New Notes” is only a summary, you should refer to the Indenture for a complete description of the obligations of the Company and your rights as holders of the New Notes.
The Issuer will issue six series of New Notes. The Issuer will issue up to a total of $1,750 million aggregate principal amount of New Notes that will mature on May 25, 2021 (the “New 2021 Notes”), $2,000 million aggregate principal amount of New Notes that will mature on May 25, 2023 (the “New 2023 Notes”), $1,000 million aggregate principal amount of New Notes that will mature on May 25, 2025 (the “New 2025 Notes”), $2,000 million aggregate principal amount of New Notes that will mature on May 25, 2028 (the “New 2028 Notes”), $500 million aggregate principal amount of New Notes that will mature on May 25, 2038 (the “New 2038 Notes”) and $750 million aggregate principal amount of New Notes that will mature on May 25, 2048 (the “New 2048 Notes” and together with the New 2021 Notes, the New 2023 Notes, the New 2025 Notes, the New 2028 Notes and the New 2038 Notes, the “New Notes”).
The New 2021 Notes will bear interest at a rate of 3.551% per year. The New 2023 Notes will bear interest at a rate of 4.057% per year. The New 2025 Notes will bear interest at a rate of 4.417% per year. The New 2028 Notes will bear interest at a rate of 4.597% per year. The New 2038 Notes will bear interest at a rate of 4.985% per year. The New 2048 Notes will bear interest at a rate of 5.085% per year. Interest on each series of New Notes will accrue from November 25, 2018, the most recent interest payment date on the Old Notes. The first interest payment date on each series of the New Notes will be May 25, 2019 (representing the first interest payment date following November 25, 2018, the most recent interest payment date on the Old Notes). Interest on each series of the New Notes is payable semi-annually in arrears on May 25 and November 25 to holders of record at the close of business on May 10 and November 10 (whether or not that date is a business day), respectively, immediately preceding such interest payment date, and on the applicable maturity date. Interest on each series of New Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.
If any interest payment date would otherwise be a day that is not a business day, that interest payment date will be postponed to the next date that is a business day. If the maturity date of a series of New Notes falls on a day that is not a business day, the related payment of principal and interest of that series of New Notes will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day. “Business day” means a weekday which is not a day when banking institutions in the place of payment are authorized or required by law or regulation to be closed.

References to the “Old Notes,” “Old 2021 Notes,” “Old 2023 Notes,” “Old 2025 Notes,” “Old 2028 Notes,” “Old 2038 Notes” or “Old 2048 Notes” refer to the notes in exchange for which the New Notes are being offered. References to the “Notes” refer to the New Notes and the Old Notes, collectively. References to the “2021 Notes” refer to the Old 2021 Notes and the New 2021 Notes, collectively. References to the “2023 Notes” refer to the Old 2023 Notes and the New 2023 Notes, collectively. References to the “2025 Notes” refer to the Old 2025 Notes and the New 2025 Notes, collectively. References to the “2028 Notes” refer to the Old 2028 Notes and the New 2028 Notes, collectively. References to the “2038 Notes” refer to the Old 2038 Notes and the New 2038 Notes, collectively. References to the “2048 Notes” refer to the Old 2048 Notes and the New 2048 Notes, collectively. Any Old Notes of a series that remain outstanding after the completion of the exchange offer, together with the New Notes of such series issued in the exchange offer, will be treated as a single class of securities under the Indenture and are referred to in this section as a “series” of Notes.
Subsidiary Guarantees
Subject to the limitations described below, all of the Company’s existing and future Subsidiaries that guarantee any Indebtedness of Keurig Dr Pepper Inc., including notes issued by Dr Pepper Snapple Group, Inc. that were outstanding on the Merger Date and any Old Notes that remain outstanding following the exchange offer (the “Subsidiary Guarantors”), will jointly and severally, fully, unconditionally and irrevocably guarantee (the “Subsidiary Guarantees”) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal and interest and Additional Interest, if any, on the New Notes and all of the Company’s other monetary obligations under the Indenture. Neither Maple Parent Holdings Corp. (“Maple”) nor any of its Subsidiaries currently guarantee the Old Notes and will not guarantee the New Notes immediately following the exchange offer.
Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled, upon payment in full of all guaranteed obligations under the Indenture, to contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent such Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.
If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor and, depending on the amount of such indebtedness, the liability of the Subsidiary Guarantor on its Subsidiary Guarantee could be reduced to zero.
The Subsidiary Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released and discharged, without the consent of the holders of the Notes, and no further action by the Company, any Subsidiary Guarantor or the Trustee shall be required for such release (unless the Company shall notify the Trustee that no release and discharge shall occur as a result thereof) upon:

•
the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor to a person or entity other than the Company or any of its Subsidiaries as permitted by the Indenture; or

•	the Company’s exercise of its legal defeasance option under “—Defeasance” or the discharge of its obligations under the Indenture in accordance with the terms of the Indenture.

Priority
The New Notes will be the Company’s senior unsecured obligations and will rank equal in right of payment with all of the Company’s current and future unsubordinated indebtedness (including borrowings under the Term Loan Facility and Revolving Credit Facilities, its existing senior unsecured notes and any Old Notes that remain outstanding following the exchange offer) and each of the Subsidiary Guarantees will be a senior unsecured obligation of the Subsidiary Guarantor providing such Subsidiary Guarantee and will rank equal in right of payment equally with such Subsidiary Guarantor’s existing and future unsubordinated indebtedness (including its guarantee of the borrowings under the Term Loan Facility and Revolving Credit Facilities, its existing senior unsecured notes and any Old Notes that remain outstanding following the exchange offer). The New Notes and the Subsidiary Guarantees will also be effectively junior to all existing and future secured indebtedness of the Company and the Subsidiary Guarantors, respectively, to the extent of the value of the assets securing such indebtedness.
As of December 31, 2018, the Issuer and the Subsidiary Guarantors had no secured indebtedness (other than capital leases).
In addition, the New Notes will be structurally subordinated to all liabilities of the Company’s Subsidiaries that are not guaranteeing the Notes. The Company derives a portion of its operating income and cash flow from its investments in its Subsidiaries that will not become Subsidiary Guarantors. Claims of creditors of the Company’s Subsidiaries that are not guaranteeing the New Notes generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of Company’s creditors, including holders of the New Notes. Accordingly, the New Notes will be structurally subordinated to creditors, including trade creditors and preferred stockholders, if any, of the Company’s Subsidiaries that are not guaranteeing the New Notes. For the year ended December 31, 2018, the non-guarantor subsidiaries of KDP accounted for $4,449 million and $741 million, respectively, of KDP’s consolidated net sales and KDP’s consolidated income from operations. As of December 31, 2018, the total liabilities of the non-guarantor subsidiaries of KDP were approximately $6.938 million, including trade payables, and the total assets of such subsidiaries would have been approximately $21,464 million. See “Risk Factors—The New Notes are structurally subordinated to the indebtedness of KDP’s subsidiaries that are not guaranteeing the New Notes.”
Further Issuances
The Indenture does not limit the amount of notes that the Company may issue under the Indenture and provides that notes may be issued from time to time in one or more series. The Company may, from time to time, without giving notice to or seeking the consent of the holders of any series of Notes, issue notes having the same terms (except for the issue date, and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the applicable series of Notes. Any additional notes having such similar terms, together with the applicable series of Notes, will constitute a single series of securities under the Indenture, including for purposes of voting and redemptions (except that, if the additional notes are not fungible with the applicable series of Notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number and ISIN number). No such additional notes may be issued if an “Event of Default” (as such term is defined in “—Events of Default”) has occurred and is continuing with respect to the applicable series of Notes.

Optional Redemption
The Company may redeem the 2021 Notes, in whole or in part, at any time prior to May 25, 2021 (the maturity date of the 2021 Notes), the 2023 Notes, in whole or in part, at any time prior to April 25, 2023 (one month prior to the maturity date of the 2023 Notes), the 2025 Notes, in whole or in part, at any time prior to March 25, 2025 (two months prior to the maturity date of the 2025 Notes), the 2028 Notes, in whole or in part, at any time prior to February 25, 2028 (three months prior to the maturity date of the 2028 Notes), the 2038 Notes, in whole or in part, at any time prior to November 25, 2037 (six months prior to the maturity date of the 2038 Notes) and the 2048 Notes, in whole or in part, at any time prior to November 25, 2047 (six months prior to the maturity date of the 2048 Notes), in each case, at its option, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; and

•
the sum of the present values of the Remaining Scheduled Payments (as defined herein) of the Notes being redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined herein) plus 15 basis points in the case of the 2021 Notes, 20 basis points in the case of the 2023 Notes, 25 basis points in the case of the 2025 Notes, 25 basis points in the case of the 2028 Notes, 30 basis points in the case of the 2038 Notes and 30 basis points in the case of the 2048 Notes;

plus, in each case, accrued and unpaid interest and Additional Interest, if any, to, but excluding, the redemption date.
In addition, at any time on or after April 25, 2023 (one month prior to the maturity date of the 2023 Notes), March 25, 2025 (two months prior to the maturity date of the 2025 Notes), February 25, 2028 (three months prior to the maturity date of the 2028 Notes), November 25, 2037 (six months prior to the maturity date of the 2038 Notes) and on or after November 25, 2047 (six months prior to the maturity date of the 2048 Notes), the Company may redeem the 2023 Notes, the 2025 Notes, the 2028 Notes, the 2038 Notes or the 2048 Notes, respectively, in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the 2023 Notes, the 2025 Notes, the 2028 Notes, the 2038 Notes or the 2048 Notes, as applicable, being redeemed plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the redemption date.
Notwithstanding anything in “—Optional Redemption” to the contrary, installments of interest on the Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Notes and the Indenture.
“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker (as defined herein) as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming that the 2021 Notes matured on May 25, 2021, the 2023 Notes matured on April 25, 2023, the 2025 Notes matured on March 25, 2025, the 2028 Notes matured on February 25, 2028, the 2038 Notes matured on November 25, 2037 and the 2048 Notes matured on November 25, 2047) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable series of Notes to be redeemed.
“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations (as defined herein) for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined herein) appointed by the Company.
“Reference Treasury Dealer” means (i) each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. (or their respective affiliates that are primary U.S. Government securities dealers), and their respective successors, or if at any time any of the above is not a primary U.S. Government securities dealer, another nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer and (ii) one other primary U.S. Government securities dealers selected by the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal and interest of such Notes that would be due if such Notes matured on May 25, 2021, for the 2021 Notes, April 25, 2023 (one month prior to the maturity date), for the 2023 Notes, March 25, 2025 (two months prior to the maturity date), for the 2025 Notes, February 25, 2028 (three months prior to the maturity date), for the 2028 Notes, November 25, 2037 (six months prior to the maturity date), for the 2038 Notes or on November 25, 2047 (six months prior to the maturity date), for the 2048 Notes, in each case excluding accrued but unpaid interest and Additional Interest, if any, to, but excluding, the redemption date.
“Treasury Rate” means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the second business day immediately preceding that redemption date, of the Comparable Treasury Issue (as defined herein), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Company will, prior to such redemption date, provide written notice executed by an officer of the Company of the Treasury Rate to the Trustee, including the calculation thereof in reasonable detail and such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.
Notice of any redemption will be delivered at least 15 days but not more than 30 days before the redemption date to each registered holder of the series of Notes to be redeemed, except that redemption notices may be delivered more than 30 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. The notice of redemption will state any conditions applicable to the redemption and the amount of the Notes of any series to be redeemed. If less than all the Notes of a series are to be redeemed, the Trustee shall, subject to applicable law, select the Notes of such series to be redeemed as follows: (1) if the Notes of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes of such series are listed; or (2) on a pro rata basis, if the Notes of such series are not listed on any national securities exchange (or in the case of Notes in global form, by such methods as DTC may require). Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.
Except as described above under “—Optional Redemption,” the Notes will not be redeemable by the Company prior to maturity.

Sinking Fund
The New Notes will not be entitled to any sinking fund.
Offer to Repurchase Upon a Change of Control Triggering Event
If a Change of Control Triggering Event (as defined below) occurs with respect to a series of Notes, the Company will offer to repurchase all or any part (equal to an integral multiple of $1,000) of the Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, on such Notes to, but excluding, the date of purchase (unless a notice of redemption has been mailed within 30 days after such Change of Control Triggering Event stating that all of the Notes will be redeemed as described above); provided that the principal amount of a Note remaining outstanding after a repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. The Company will deliver to holders of the Notes a notice, with a copy to the Trustee, describing the transaction or transactions constituting the Change of Control Triggering Event and offering to repurchase the Notes. The notice must be delivered within 30 days after any Change of Control Triggering Event, and the repurchase must occur no earlier than 30 days and no later than 60 days after the date the notice is mailed.
On the date specified for repurchase of the Notes, the Company will, to the extent lawful:

•	accept for payment all properly tendered Notes or portions of the Notes;

•	deposit with the paying agent the required payment for all properly tendered Notes or portions of the Notes; and

•	deliver to the Trustee the repurchased Notes, accompanied by an officer’s certificate stating, among other things, the aggregate principal amount of repurchased Notes.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations applicable to the repurchase of the Notes. To the extent that these requirements conflict with the provisions requiring repurchase of the Notes, the Company will comply with these requirements instead of the repurchase provisions and will not be considered to have breached its obligations with respect to repurchasing the Notes.
Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the Company’s ability to incur additional indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Secured Indebtedness” and “—Certain Covenants—Limitation on Sale and Leaseback Transactions.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction. The occurrence of certain Change of Control events with respect to the Company could constitute a default under the credit agreements governing the Term Loan Facility and Revolving Credit Facilities and could restrict the Company’s ability to repurchase the Notes.

Indebtedness that the Company may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by holders of their right to require the Company to repurchase their Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the holders of the Notes following the occurrence of a Change of Control may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.
The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of the Notes may require the Company to make an offer to repurchase the Notes as described above.
The provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase a series of Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of such series of Notes.
The Company will not be required to comply with the obligations relating to repurchasing the Notes if a third party instead satisfies them.
For purposes of the repurchase provisions of the Notes, the following terms will be applicable:
“Change of Control” means the occurrence of any of the following:

•
the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries) becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or

•
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a transaction or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s Subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the Indenture) (other than the Company or one of its Subsidiaries).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Fitch” means Fitch, Inc.
“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.
“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (a) each of Fitch, Moody’s and S&P; and (b) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) of the Exchange Act) selected by the Company as a replacement Rating Agency for a former Rating Agency.
“Rating Event” means the rating on the applicable series of Notes is lowered by each of the Rating Agencies and such Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event). If any Rating Agency that provided a rating of a series of Notes on the day immediately prior to the beginning of such 60-day period (or extension thereof) is not providing a rating of such series of Notes at the end of such 60-day period (or extension thereof) for any reason, such 60-day period (or extension thereof) shall be extended an additional 30 days and, if the Company has not selected a replacement Rating Agency on or before the end of such 30-day period, then such Rating Agency shall be deemed to have lowered its rating of such series of Notes at the end of such 30-day period to be below an Investment Grade Rating.
“S&P” means S&P Global Ratings.
“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Certain Covenants
Limitation on Secured Indebtedness
The Company will not, and will not permit any of its Subsidiaries to, incur, issue, assume or guarantee any Indebtedness secured by a Lien on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property, whether now owned or hereafter acquired by the Company or any Subsidiary of the Company, without effectively providing that the outstanding Notes and the Subsidiary Guarantees (together with, if the Company shall so determine, any other Indebtedness of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Notes or the Subsidiary Guarantees) shall be secured equally and ratably with (or prior to) such secured Indebtedness so long as such secured Indebtedness shall be so secured. The foregoing restrictions do not apply to:

(1)	Permitted Encumbrances;

(2)	Liens (as defined herein) on any asset or property existing at the date of the Indenture or the Merger Date, provided that

•
such Liens shall not apply to any other property or asset of the Company or any Subsidiary of the Company (other than the proceeds or products of the property or asset originally subject to such Liens), and

•	such Liens shall secure only those obligations which they secure on the date of the Indenture or the
, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(3)
Liens on any asset or property of any corporation or other Person existing at the time such corporation or other Person becomes a Subsidiary of the Company, or is merged with or into or consolidated with the Company or any Subsidiary of the Company, provided that

•
such Liens were in existence prior to such corporation or other Person becoming an obligor under the Indenture, or becoming a Subsidiary of the Company, or such merger or consolidation and shall not apply to any other property or asset of the Company or any Subsidiary of the Company (other than the proceeds or products of the property or asset originally subject to such Liens), and

•
such Liens shall secure only those obligations which they secure on the date that such corporation or other Person becomes an obligor under the Notes, a Subsidiary of the Company or the date of such merger or consolidation, and

•	extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(4)	Liens securing Indebtedness of

•	a Subsidiary of the Company to the Company or a Subsidiary Guarantor,

•	the Company to a Subsidiary Guarantor, or

•	the Company or a Subsidiary Guarantor to the Company or another Subsidiary Guarantor;

(5)
Liens on any property or asset to secure the payment of all or any part of the Capital Lease Obligations or purchase price of such property or asset upon the acquisition or lease of such property or asset by the Company or a Subsidiary of the Company, or to secure any Indebtedness incurred prior to, at the time of, or within 270 days after, the later of the date of acquisition or lease of such property or asset and the date such property or asset is placed in service, for the purpose of financing all or any part of the purchase price thereof or Capital Lease Obligations with respect thereto, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to the Company or a Subsidiary of the Company of construction, alteration or improvement to such acquired property or asset;

(6)	Liens securing industrial revenue bonds, pollution control bonds or other similar tax-exempt bonds;

(7)
any other Liens incidental to construction or maintenance of real property of the Company or any Subsidiary of the Company which were not incurred in connection with borrowing money or obtaining advances or credits or the acquisition of property or assets and in the aggregate do not materially impair the use of any property or assets or which are being contested in good faith by the Company or such Subsidiary of the Company, as applicable; or

(8)
any extension, renewal or replacement (including successive extensions, renewals or replacements), as a whole or in part, of any of the Liens enumerated in clauses (1) through (7) above; provided, however, that

•
such extension, renewal or replacement Liens are limited to all or part of the same property or asset that secured the Liens extended, renewed, or replaced (plus improvements on such property or asset), and

•	the principal amount of Indebtedness secured by such Liens at such time is not increased.
Notwithstanding the restrictions set forth in the preceding paragraph, the Company and its Subsidiaries will be permitted to incur, issue, assume or guarantee Indebtedness secured by a Lien on any Principal Property (as defined herein) or on any Capital Stock (as defined herein) or Indebtedness (as defined herein) of any Subsidiary of the Company owning any Principal Property which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes and the Subsidiary Guarantees, if as of the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto, the aggregate principal amount of all Indebtedness secured by Liens on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property (not including Indebtedness secured by Liens permitted under clauses (1) through (8) above), together (without duplication) with the aggregate amount of Attributable Debt (as defined herein) outstanding in respect of sale and leaseback transactions entered into pursuant to the second paragraph of the “—Limitation on Sale and Leaseback Transactions” covenant described below, does not at the time exceed 15% of Consolidated Total Assets (as defined herein) of the Company calculated as of the time of such incurrence, issuance, assumption or guarantee of secured Indebtedness. As of December 31, 2018, the Company did not own any manufacturing, processing or bottling plant, warehouse or distribution center (including the land upon which it is situated), that had a book value greater than 1% of Consolidated Total Assets of the Company.
Limitation on Sale and Leaseback Transactions
The Company will not directly or indirectly, and will not permit any of its Subsidiaries directly or indirectly to, engage in the sale or transfer of any Principal Property to a Person and the taking back by the Company or any of its Subsidiaries of a lease of such Principal Property, whether now owned or hereafter acquired, unless:

(1)	such transaction was entered into prior to the date of the Indenture or the Merger Date;

(2)	such transaction was for the sale and leasing back to the Company by any one of its Subsidiaries;

(3)	such transaction involves a lease for not more than three years;

(4)
such transaction occurs within six months from the date of acquisition of the subject Principal Property or the date of the completion of construction or commencement of full operations of such Principal Property, whichever is later;

(5)
the Company or such Subsidiary would be entitled to incur Attributable Debt secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Notes pursuant to the provisions described in clauses (1) through (8) of the “—Limitation on Secured Indebtedness” covenant described above; or

(6)
the Company or such Subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business or to the retirement of Funded Debt (as defined herein) within 270 days before or after the effective date of any such sale and leaseback transaction; provided that, in lieu of applying such amount to the retirement of Funded Debt, the Company or such Subsidiary may deliver any of the Notes in equal principal amount to the Trustee for cancellation, such Notes to be credited to the amount of net proceeds from the sale of such property or assets at the cost of acquisition of such Notes to the Company or such Subsidiary.
Notwithstanding the restrictions set forth in the preceding paragraph, the Company and its Subsidiaries may enter into any sale and leaseback transaction which would otherwise be prohibited by the foregoing restrictions, if as of the time of entering into such sale and leaseback transaction, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to sale and leaseback transactions (not including Attributable Debt with respect to sale and leaseback transactions permitted under clauses (1) through (6) above), together (without duplication) with the aggregate principal amount of all Indebtedness secured by Liens on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property outstanding pursuant to the second paragraph of the “—Limitation on Secured Indebtedness” covenant described above, does not at the time exceed 15% of Consolidated Total Assets of the Company calculated as of the time of entry into such sale and leaseback transaction.
Consolidation, Merger or Sale of Assets
The Company will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of their assets to any person or persons in a single transaction or through a series of transactions, unless:

•
the Company shall be the successor or continuing person or, if the Company is not the successor or continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the U.S., any State thereof or the District of Columbia that expressly assumes all of the Company’s obligations under the Notes and the Indenture pursuant to a supplemental indenture executed and delivered to the Trustee;

•	immediately after giving effect to such transaction or series of transactions, no Event of Default has occurred and is continuing; and

•
the Company or the surviving entity will have delivered to the Trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with the Indenture.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company’s assets occurs in accordance with the Indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such surviving entity had been named as the Company. The Company will (except in the case of a lease) be discharged from all obligations and covenants under the Indenture and any Notes issued thereunder.
Notwithstanding the foregoing, the Company may merge or consolidate into or with any Subsidiary Guarantor.
Securities and Exchange Commission Reports
The Company will provide the Trustee with copies of its annual report and the information, documents and other reports which the Company files with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, within 15 days after the Company files such annual report, documents and other reports with the SEC. In addition, the Company will comply with the other provisions of Section 314(a) of the Trust Indenture Act.

The requirement for the Company to provide such reports, documents and information may be satisfied by filing of such reports, documents and information via the SEC’s EDGAR system (or any successor electronic filing system) or posting such reports, documents and information on its website, in each case within the time periods specified herein.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof will not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s or any other person’s compliance with any of the covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on officer’s certificates). The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other person’s compliance with any of the covenants described herein or to determine whether such reports, information or documents have been filed via the SEC’s EDGAR system (or any successor electronic filing system) or posted on any website or other online data system.
Events of Default
Each of the following is an “Event of Default” under the Indenture:

(1)	failure to pay any installment of interest or Additional Interest, if any, on or any additional amounts with respect to any Note when due, and such default continues for 30 days or longer;

(2)	failure to pay the principal of or any premium on any Note when due;

(3)	failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets;

(4)
failure to comply with any covenant or agreement in the Indenture for 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the outstanding series of Notes issued under the Indenture;

(5)
if the Subsidiary Guarantee of any Subsidiary Guarantor is held to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Subsidiary Guarantor or any person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of any Subsidiary Guarantor from its respective Subsidiary Guarantee in accordance with the terms of the Indenture); and

(6)
certain events involving bankruptcy, insolvency or reorganization of the Company or certain of its significant subsidiaries. If an Event of Default relating to certain events of the Company’s bankruptcy or insolvency occurs, all then outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default for any series of Notes occurs and is continuing, the Trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the outstanding Notes of that series, shall declare all of the Notes of that series to be due and payable immediately by notice in writing to the Company and, in case of a notice by holders, also to the Trustee specifying the respective Event of Default and that it is a notice of acceleration.

Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding Notes of any series may direct the Trustee in its exercise of any trust or power with respect to that series. The Trustee may withhold from holders of the Notes of any series notice of any continuing default or Event of Default for such series if it determines that withholding notice is in their interest, except a default or an Event of Default relating to the payment of principal, interest, Additional Interest, premium or additional amounts, if any.

In case an Event of Default for any series of Notes occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of Notes of that series unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest, if any, when due, no holder of Notes of a series may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the Trustee written notice that an Event of Default is continuing with respect to that series;

(2)	holders of at least 25% in aggregate principal amount of the Notes of that series have requested the Trustee to pursue the remedy;

(3)	such holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	holders of a majority in aggregate principal amount of the Notes of that series have not given the Trustee a direction inconsistent with such request within such 60-day period.
Holders of the Notes are entitled at any time, however, to bring a lawsuit for the payment of money due on the Notes on or after their stated maturity or on or after their redemption date.
The holders of a majority in aggregate principal amount of the Notes of any series by notice to the Trustee may, on behalf of the holders of all of the Notes of that series, rescind an acceleration or waive any existing default or Event of Default for such series and its consequences under the Indenture except a continuing default or Event of Default in the payment of interest, Additional Interest, premium or additional amounts on, or the principal of, the Notes. Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the Trustee and how to declare or cancel an acceleration of the maturity.
The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any default or Event of Default, the Company is required within five business days to deliver to the Trustee a statement specifying such default or Event of Default.
Modification and Waiver
Except as provided below and in the Indenture, the Indenture and the Notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes of each series affected by the change, voting as separate classes for this purpose, and any existing default or Event of Default or compliance with any provision of the Indenture may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes of each series affected by the waiver, voting as separate classes for this purpose, in each case.
Without the consent of each holder of each outstanding Note affected thereby, an amendment, a supplement or a waiver may not (with respect to any Notes of such series held by a non-consenting holder):

(1)	reduce the principal amount of any Note whose holders must consent to an amendment, a supplement or a waiver;

(2)	reduce the principal of any Note or change its stated maturity, or alter the provisions relating to the redemption or repurchase of any Note;

(3)	reduce the rate of or change the time for payment of interest on any Note;

(4)
waive a default or an Event of Default in the payment of principal of, or interest, Additional Interest or premium, or any additional amounts, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes of that series and a waiver of the payment default that resulted from such acceleration);

(5)	make payments on any Note payable in a currency other than as originally stated in the Note;

(6)
make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders to receive payments of principal of, or interest, Additional Interest or premium, if any, on the Notes;

(7)	waive a redemption payment with respect to any Note;

(8)	impair a holder’s right to sue for payment of any amount due on its Note;

(9)	release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(10)	make any change in the preceding amendment, supplement and waiver provisions.
Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if the Company seeks to change the Indenture or any Notes or request a waiver.
The Company and the Trustee may supplement or amend the Indenture or the Notes without notice to or the consent of any holders of the Notes to:

(1)	cure any ambiguity, mistake, defect or inconsistency;

(2)	provide for uncertificated Notes in addition to or in place of Certificated Notes;

(3)	establish the form or terms of the Notes of any series as permitted by the Indenture;

(4)
provide for the assumption of the Company’s or any Subsidiary Guarantor’s obligations to holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Subsidiary Guarantor’s properties or assets, as applicable;

(5)	make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(6)	comply with requirements of the SEC in order to maintain the qualification of the Indenture under the Trust Indenture Act;

(7)
add to the Company’s or any Subsidiary Guarantor’s covenants for the benefit of the holders of the Notes, or to surrender any right or power herein conferred upon the Company or such Subsidiary Guarantor;

(8)	add additional events of default with respect to any series of Notes;

(9)
change or eliminate any of the provisions of the Indenture, provided that any such change or elimination will become effective only when there is no outstanding series of Notes created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

(10)
supplement any provision of the Indenture to permit or facilitate the defeasance and discharge of any series of Notes so long as any action does not adversely affect the interest of holders of any such series in any material respect;

(11)	add any Subsidiary Guarantor with respect to the Notes or release any Subsidiary Guarantor in accordance with the terms of the Indenture;

(12)	secure the Notes;

(13)	evidence and provide for the acceptance under the Indenture of a successor trustee; or

(14)
conform the text of the Indenture or any Notes to the description thereof in the Offering Memorandum with respect to the offer and sale of such Notes, to the extent that such provision is inconsistent with a provision of the Indenture or the Notes.

Defeasance
The Company may at any time terminate all obligations of the Company and the Subsidiary Guarantors under the Notes (“legal defeasance”) and cure all then existing defaults and events of default, except for certain obligations, including those respecting the defeasance trust, the rights, powers, trusts, duties, immunities and indemnities of the Trustee and the obligations of the Issuer in connection therewith and obligations concerning issuing temporary Notes, registrations of Notes, mutilated, destroyed, lost or stolen Notes and the payment of principal and interest on the Notes.
The Company may at any time terminate the obligations of the Company and the Subsidiary Guarantors under the covenants described under “—Certain Covenants” and “—Change of Control” and the default provisions relating to such covenants described under “—Events of Default” above and the provisions described under clauses (3) through (6) under “—Events of Default” above (“covenant defeasance”).
In order to exercise either legal defeasance or covenant defeasance:

(1)
the Company must irrevocably deposit with the Trustee, in trust (the “defeasance trust”) cash in U.S. dollars or non-callable U.S. government obligations or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity;

(2)	in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that:

a.	the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

b.	since the date of the Indenture, there has been a change in the applicable United States federal income tax law,

in either case, to the effect that, and based thereon such opinion of counsel, the holders of the outstanding Notes will not recognize income, gain or loss for federal tax purposes as a result of such legal defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(3)
in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the beneficial owners of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4)	no default or Event of Default has occurred and is continuing with respect to the Notes on the date of such deposit (other than resulting from the borrowing of funds to be applied to such deposit);

(5)
such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument by which the Company or any of its respective Subsidiaries is bound;

(6)
the Company shall have delivered to the Trustee an officer’s certificate stating that such deposit was not made by the Company with the intent of preferring the holders of the Notes over the creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company; and

(7)
the Company shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect as to all Notes of a series issued thereunder, except for the Company’s obligation to register the transfer of and exchange Notes of that series, when:

(1)	either:

a.
all such Notes of that series that have been authenticated, except notes that have been lost, destroyed or wrongfully taken and that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company have been delivered to the Trustee for cancellation; or

b.
all notes of that series that have not been delivered to the Trustee for cancellation have become due and payable, whether at maturity or upon redemption or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise, and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of holders of the Notes, cash in U.S. dollars, non-callable U.S. Government securities or a combination of cash in U.S. dollars and non-callable U.S. Government securities, in amounts as will be sufficient without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, to pay and discharge the entire Indebtedness on the Notes of the applicable series not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2)
no default or Event of Default has occurred and is continuing on the date of the deposit (other than a default or an Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(3)	the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the Indenture and the Notes; and

(4)
the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes issued thereunder at maturity or at the redemption date, as the case may be.

In addition, the Company must deliver an officer’s certificate and an opinion of counsel to the Trustee stating that all conditions precedent to the satisfaction and discharge have been satisfied.
Governing Law
The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.
Concerning the Trustee
The Trustee, in its individual and any other capacity, may make loans to, accept deposits from, and perform services for the Company any Subsidiary Guarantor as if it were not the Trustee; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.
Before the Trustee acts or refrains from acting, it may require an officer’s certificate and/or an opinion of counsel. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on an officer’s certificate and/or opinion of counsel. The Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by the Indenture.
The Indenture provides that in case an Event of Default shall occur and be continuing (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs under the circumstances. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holder of the Notes, unless such holder shall have offered to the Trustee indemnity or security against loss, liability or expense satisfactory to the Trustee in its sole discretion.
Wells Fargo Bank, National Association is the Trustee under the Indenture.
Payments and Paying Agents
The Company will make payments on the Notes in U.S. dollars at the office of the Trustee and any paying agent. At the Company’s option, however, payments may be made by check mailed to the address of the person entitled to the payment as it appears in the security register. The Company will make interest payments to the person in whose name the Note is registered at the close of business on the record date for the interest payment. The Company will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, the Company will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive payments will be governed by the rules and practices of the depositary and its participants.
Initially, the Trustee under the Indenture will be designated as the paying agent for payments on Notes issued under the Indenture. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If the principal of or any premium or interest or Additional Interest on Notes of a series is payable on a day that is not a business day, the payment will be made on the following business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment. For these purposes, a “business day” is any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment on the Notes of that series are authorized or required by law to close. Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their Notes.
Regardless of who acts as paying agent, all money paid by the Company to a paying agent that remains unclaimed at the end of one year after the amount is due to a holder will be repaid to the Company, subject to applicable abandoned property laws. After that one-year period, the holder may look only to the Company for payment and not to the Trustee, any other paying agent or anyone else.
Notices
Notices to be given to holders of a Global Note will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of Notes not in global form will be sent by mail to the respective addresses of the holders as they appear in the Trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
Certain Definitions
As used in this section, the following terms have the meanings set forth below.
“Additional Interest” means any additional interest required to be paid on the Notes pursuant to Section 2(d) the registration rights agreement relating to the Old Notes under the circumstances set forth therein.
“Attributable Debt” in respect of a sale and leaseback transaction means, at any time of determination, the present value at that time of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
“Capital Lease Obligation” means, at any time of determination, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.
“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Consolidated Total Assets” means, with respect to any Person, as of any date of determination, the total assets reflected on the consolidated balance sheet of such Person and its subsidiaries as of the end of the most recently ended fiscal quarter of such Person for which consolidated financial statements have been prepared, determined on a consolidated basis in accordance with GAAP.
“Funded Debt” means Indebtedness which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation or incurrence of such Indebtedness.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (U.S.) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
“Indebtedness” means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures, or similar instruments or letters of credit (or reimbursement agreements with respect thereto);

(3)	in respect of banker’s acceptances, bank guarantees, surety bonds or similar instruments;

(4)	representing Capital Lease Obligations; or

(5)
representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business;

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet (excluding the notes thereto) of the specified Person prepared in accordance with GAAP.
In addition, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of the specified Person in accordance with GAAP:

(1)	all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); and

(2)	to the extent not otherwise included, any guarantee by the specified Person of Indebtedness of any other Person.
“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction. Notwithstanding the foregoing, an operating lease shall not be deemed to constitute a Lien.
“Offering Memorandum” means the offering memorandum, dated May 14,2018, relating to the sale of the Old Notes.
“Permitted Encumbrances” means:

(1)	Liens imposed by law for taxes, assessments or governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith;

(2)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days (or if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Liens) or are being contested in good faith;

(3)
(i) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary of the Company;

(4)
deposits to secure the performance of bids, trade contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business;

(5)
judgment liens for the payment of money (i) not in excess of $75,000,000 in the aggregate (to the extent not covered by independent third-party insurance) or (ii) in respect of judgments that the Company or a Subsidiary of the Company is in good faith prosecuting an appeal or other proceeding for review or Liens incurred by the Company or a Subsidiary of the Company for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or a Subsidiary of the Company is a party;

(6)
easements, restrictions, rights-of-way and similar encumbrances and minor title defects on real property imposed by law or arising in the ordinary course of business that do not secure any payment obligations and do not, in the aggregate, materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary of the Company;

(7)
leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;

(8)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(9)
Liens (i) of a collection bank on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry;

(10)
any interest or title of a lessor under leases entered into by the Company or any of its Subsidiaries, in the ordinary course of business and financing statements with respect to a lessor’s right in and to personal property leased to the Company or any of its Subsidiaries, in the ordinary course of the Company’s or any of its Subsidiaries’ business other than through a capital lease;

(11)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(12)
Liens deemed to exist in connection with Permitted Investments and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(13)
Liens that are contractual rights of set-off: (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Subsidiary of the Company to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary of the Company in the ordinary course of business;

(14)	Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement;

(15)	ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

(16)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(17)
any zoning or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Company or any Subsidiary of the Company;

(18)
Liens securing indebtedness outstanding or incurred pursuant to credit facilities (including the Term Loan Facility and Revolving Credit Facilities) outstanding on the date of the Indenture or the Merger Date; and

(19)
Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods.

“Permitted Investments” means:

(1)
direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

(2)	investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(3)
investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(4)
fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (3) above; and

(5)
money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Principal Property” means any manufacturing, processing or bottling plant, warehouse or distribution center (including the land upon which it is situated), owned and operated by the Company or any of its Subsidiaries, provided that the book value of such property is an amount greater than 1% of Consolidated Total Assets of the Company.
“Revolving Credit Facilities” means the revolving credit facilities provided to KDP pursuant to the Credit Agreement, dated February 28, 2018, among KDP (as successor to Maple), the lenders thereunder, the other financial institutions party thereto and JP Morgan Chase Bank, N.A., as administrative agent.
“Subsidiary” of any specified Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.
“Term Loan Facility” means the term loan facility provided to KDP pursuant to the Term Loan Agreement, dated February 8, 2019, among KDP , the lenders thereunder, the other financial institutions party thereto and JP Morgan Chase Bank, N.A., as administrative agent.

BOOK-ENTRY, DELIVERY AND FORM
General
The New Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held only through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.
Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised the Company that DTC is a trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised the Company that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2)
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes). Investors in the Global Notes who are Participants may hold their interests therein directly through DTC.

Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank SA./ NV, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.
Payments in respect of the principal of, premium on, if any, and interest on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

(1)
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes if:

(1)
DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

(2)	the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a default or event of default with respect to the Notes.
In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Same Day Settlement and Payment
The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
REGISTRATION RIGHTS
We have filed the registration statement (the “exchange offer registration statement”) of which this prospectus forms a part and are conducting the exchange offer in accordance with our obligations under the registration rights agreement entered into between us and the initial purchasers of the Old Notes. Holders of the New Notes will not be entitled to any registration rights with respect to the New Notes.
Pursuant to the registration rights agreement, we and the guarantors agreed to use commercially reasonable efforts to file this exchange offer registration statement with respect to an offer to exchange each series of Old Notes for New Notes with the same aggregate principal amount and terms substantially identical in all material respects to the applicable series of Old Notes (except for the provisions relating to the transfer restrictions and payment of additional interest); to cause the exchange offer registration statement to be declared effective by the SEC under the Securities Act; and to consummate the exchange offer not later than the 365th day following the closing date of the DPS Merger (the “Exchange Date”).
Each exchange offer is expected to be conducted in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act and the related rules and regulations of the SEC. In the event that an applicable exchange offer is not consummated on or prior to the Exchange Date, we will, subject to certain conditions, at our own cost:

•	file a shelf registration statement covering resales of such series of Old Notes (the “shelf registration statement”);

•	use commercially reasonable efforts to cause such shelf registration statement to be declared effective under the Securities Act; and

•
use commercially reasonable efforts to keep the shelf registration statement effective until the second anniversary of the issue date of the Old Notes of such series or such shorter period that will terminate when all of the Old Notes registered thereunder are disposed of in accordance therewith or cease to be outstanding.

As to any series of Old Notes, if neither (1) the exchange offer with respect to such series of Old Notes has been consummated on or prior to the Exchange Date nor (2) a shelf registration statement covering resales of such series of Old Notes has been filed and been declared or otherwise become effective on or prior to the Exchange Date (together, a “registration default”), then additional interest will accrue on the aggregate principal amount of such series of Old Notes as to which the registration default pertains from and including the date on which such registration default has occurred to but excluding the date on which such registration default has been cured with respect to the applicable series of notes. Additional interest will accrue at a rate of 0.25% for the first 90-day period after such date and thereafter it will be increased by an additional 0.25% for each subsequent 90-day period that elapses, provided that the aggregate increase in such annual interest rate may in no event exceed 0.50% per annum over the applicable rate shown on the cover page of this prospectus.
All accrued additional interest will be paid by us and the guarantors on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of certificated Old Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.
Following the cure of all registration defaults, the accrual of additional interest will cease.
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes the material U.S. federal income tax considerations relevant to the exchange of Old Notes for New Notes and the ownership and disposition of the New Notes. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder (“Treasury Regulations”), rulings, pronouncements, judicial decisions and administrative decisions of the U.S. Internal Revenue Service (the “IRS”), each as in effect as of the date of this prospectus, and all of which may be subject to change at any time by legislative, judicial or administrative action, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. We cannot assure you that the IRS will not challenge the conclusions stated below, and no ruling from the IRS or opinion of counsel has been (or will be) sought on any of the matters discussed below. For purposes of this discussion, “holder” means either a U.S. Holder (as defined below) or a Non-U.S. Holder (as defined below) or both, as the context may require.
This discussion applies only to holders who purchased the Old Notes pursuant to their original issuance for cash on May 25, 2018, participate in the exchange offer, and held the Old Notes, and will hold the New Notes, as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). The following summary does not purport to be a complete analysis of all the potential U.S. federal income tax considerations relating to the exchange of Old Notes for New Notes or the ownership and disposition of New Notes. Without limiting the generality of the foregoing, this summary does not address the effect of any special rules applicable to certain types of beneficial owners, including, without limitation, financial institutions, thrifts, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, governmental bodies or agencies and instrumentalities thereof, U.S. expatriates, dealers and traders in securities or currencies, broker-dealers, small business investment companies, U.S. Holders whose functional currency is not the U.S. dollar, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the Old Notes or the New Notes to their financial statements under Section 451 of the Code, individual retirement accounts or qualified pension plans, controlled foreign corporations, passive foreign investment companies or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction or integrated investment transaction. This discussion does not address tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal taxes (such as the federal estate tax, alternative minimum tax or the federal gift tax) other than U.S. federal income taxes.

If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds an Old Note or New Note, the tax treatment of a partner in that partnership generally will depend on the status of the partner, certain determinations made at the partner level and the activities of the partnership. Holders of the Old Notes or New Notes that are partnerships and partners in those partnerships are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the exchange of Old Notes for New Notes and the ownership and disposition of New Notes.
You should consult your own tax advisors as to the particular tax consequences of exchanging your Old Notes for New Notes and owning and disposing of New Notes, including the applicability and effect of any foreign, state, local or other tax laws, any tax treaty or any estate or gift tax considerations.
Exchange of Old Notes for New Notes
The receipt of New Notes in exchange for Old Notes pursuant to the exchange offer will not constitute a taxable event for U.S. federal income tax purposes. As a result, (i) a holder will not recognize any taxable gain or loss as a result of receiving such New Notes in exchange for Old Notes, (ii) the holding period of the New Notes received will include the holding period of the Old Notes exchanged therefor and (iii) the adjusted tax basis of the New Notes received will be the same as the adjusted tax basis of the Old Notes exchanged therefor immediately before such exchange.
Certain Additional Payments
In certain circumstances (see “Description of the New Notes—Optional Redemption” and “Description of the New Notes—Offer to Repurchase Upon a Change of Control Triggering Event”), we may pay amounts on the New Notes that are in excess of the stated interest or principal of the New Notes. These potential payments may implicate the provisions of the Treasury Regulations relating to contingent payment debt instruments. We do not intend to treat the possibility of paying such additional amounts as causing the New Notes to be treated as contingent payment debt instruments. However, additional income will be recognized if any such additional payment is made. In certain circumstances, the holder may be required to disclose its contrary position to the IRS in the manner that is required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS. It is possible that the IRS might take a different position from that described above, in which case, if such position is sustained, you might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of the New Notes. The remainder of this discussion assumes that the New Notes are not contingent payment debt instruments.
U.S. Holders
The term “U.S. Holder” means a beneficial owner of a New Note that is for U.S. federal income tax purposes:

•	an individual who is a citizen of the U.S. or who is a resident alien of the U.S.;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in effect under applicable Treasury Regulations to be treated as a U.S. person.

Taxation of Interest on a New Note
Interest on a New Note will generally be includable in income of a U.S. Holder as ordinary income, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. A U.S. Holder using the accrual method of accounting for federal income tax purposes must include interest on the New Notes in ordinary income as interest accrues. A U.S. Holder using the cash receipts and disbursements method of accounting for U.S. federal income tax purposes must include interest in ordinary income when payments are received, or made available for receipt, by the U.S. Holder.
Market Discount
If a U.S. Holder’s initial tax basis in the Old Notes was less than the issue price of the Old Notes, such difference may be treated as market discount, unless such difference does not exceed a prescribed de minimis threshold. In addition, any accrued market discount on the Old Notes will generally carry over to the New Notes. A U.S. Holder must treat any gain recognized on the sale or maturity of New Notes as ordinary income to the extent of the accrued market discount on the New Notes (except to the extent of any amount of accrued market discount that has already been included in income).
Alternatively, a U.S. Holder may elect to include market discount in income ratably or, at its election, as it accrues, over the term of the New Notes. Such an election would apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies. Such election may not be revoked without the consent of the IRS.
Amortizable Bond Premium
If a U.S. Holder’s initial tax basis in a New Note exceeds the stated principal amount of the New Note, the U.S. Holder will generally be considered to have acquired the New Note with amortizable bond premium equal to such excess. Subject to the limitation described below, a U.S. Holder generally may elect to amortize any amortizable bond premium over the remaining term of such New Note on a constant yield method (based on the New Note’s yield-to-maturity) as an offset to stated interest. However, because the New Notes may be redeemed by us prior to maturity at a premium, special rules apply that may reduce, eliminate or defer the amount of premium that the U.S. Holder may amortize with respect to the New Notes. If a U.S. Holder makes the election to amortize bond premium, the U.S. Holder will be required to reduce its adjusted tax basis in a New Note by the amount of the premium amortized in any year. If a U.S. Holder does not make this election, the premium will decrease the capital gain or increase the capital loss the U.S. Holder would otherwise recognize on the disposition of such New Note. An election to amortize bond premium on a constant yield method will also apply to all other taxable debt instruments held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year for which the election is made. Such an election may not be revoked without the consent of the IRS. U.S. Holders should consult their own tax advisors about this election.
Sale, Exchange, or Retirement of a New Note
A U.S. Holder will generally recognize capital gain or loss on a sale, exchange, redemption, retirement or other taxable disposition of a New Note measured by the difference, if any, between:

•
the amount of cash and the fair market value of any property received, except to the extent that the cash or other property received in respect of a New Note is attributable to accrued but unpaid interest on the New Note, which amount will be taxable as ordinary income (to the extent not previously included in income); and

•	the U.S. Holder’s adjusted tax basis in the New Note.

A U.S. Holder’s adjusted tax basis in a New Note generally will be the same as the adjusted basis of the Old Note exchanged therefor immediately before such exchange (as described above under “—Exchange of Old Notes for New Notes”), increased by market discount, if any, previously included in taxable income by the U.S. Holder with respect to such New Note and reduced by any amortizable bond premium the U.S. Holder has previously amortized with respect to such New Note. Such capital gain or loss will be treated as a long-term capital gain or loss if, at the time of the sale or exchange, the New Note has been held by the U.S. Holder for more than one year; otherwise, the capital gain or loss will be short-term. Non-corporate taxpayers may be subject to a lower federal income tax rate on their net long-term capital gains than that applicable to ordinary income.
U.S. Holders are subject to certain limitations on the deductibility of their capital losses.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest on, and to the proceeds from the sale or other disposition (including a retirement or redemption) of, the New Notes, unless the U.S. Holder is an exempt recipient such as a corporation. Backup withholding may apply to such payments unless the U.S. Holder provides the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, as well as certain other information. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the U.S. Holder’s U.S. federal income tax liability, and the U.S. Holder may be entitled to a refund of amounts withheld in excess of the U.S. Holder’s U.S. federal income tax liability provided such U.S. Holder timely furnishes the required information to and/or files the necessary returns or claims with the IRS. We cannot refund amounts once withheld.
Tax on Net Investment Income
A 3.8% tax is imposed on the “net investment income” of certain U.S. individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest and certain net gain from the disposition of property (which would include the New Notes), less certain deductions.
U.S. Holders should consult their tax advisors with respect to the applicability of the tax described above.
Non-U.S. Holders
The following summary is limited to the U.S. federal income tax consequences relevant to a beneficial owner of a New Note that is an individual, corporation, estate or trust for U.S. federal income tax purposes and that is not a U.S. Holder (a “Non-U.S. Holder”). In the case of a Non-U.S. Holder who is an individual, the following summary assumes that this individual was not formerly a U.S. citizen, and was not formerly a resident of the U.S. for U.S. federal income tax purposes.
Taxation of Interest on a New Note
Subject to the discussions under “—Information Reporting and Backup Withholding” and “—FATCA Withholding” below, payments of interest on a New Note to any Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax provided the applicable withholding agent receives the required certification from the Non-U.S. Holder (as discussed below) and the Non-U.S. Holder is not:

•	an actual or constructive owner of 10% or more of the total combined voting power of all our voting stock;

•	a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	a bank receiving interest on the New Notes in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its business; or

•
receiving such interest payments as income effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the U.S. (and, if an income tax treaty applies to the Non-U.S. Holder, as income attributable to a permanent establishment of the Non-U.S. Holder in the U.S.).

In order to satisfy the certification requirement, the Non-U.S. Holder must provide a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) that provides the Non-U.S. Holder’s name and address and certifies under penalties of perjury that the Non-U.S. Holder is not a U.S. person. Alternatively, in a case where a security clearing organization, bank or other financial institution holds the New Notes in the ordinary course of its trade or business on behalf of the Non-U.S. Holder, the certification requirements provide that the applicable withholding agent receive from the financial institution a certification under penalties of perjury that a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) has been received by it, or by another such financial institution, from the Non-U.S. Holder, and that a copy of such a form be furnished to the applicable withholding agent. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances, certifications as to foreign status of partners, trust owners, or beneficiaries may be required to be provided to the applicable withholding agent. In addition, special rules apply to payments made through a qualified intermediary.
A Non-U.S. Holder that cannot satisfy the requirements described in the preceding paragraphs generally will be subject to U.S. federal withholding tax at the rate of 30%, unless (i) the Non-U.S. Holder provides a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) and other required documentation evidencing its entitlement to an exemption from (or a reduction of) withholding under an applicable income tax treaty, or (ii) payments of interest on the New Notes are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (and, in the event that an income tax treaty is applicable, payments of interest are also attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) and the Non-U.S. Holder meets the certification requirement discussed at the end of the following paragraph.
If the payments of interest on a New Note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the U.S. (and, if an income tax treaty applies, if the payments of interest are also attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. If the Non-U.S. Holder is a corporation for U.S. federal income purposes, that portion of its earnings and profits that is effectively connected with its U.S. trade or business (and, if an income tax treaty applies, is attributable to the Non-U.S. Holder’s permanent establishment in the U.S.) also may be subject to a branch profits tax at the rate of 30%, unless an applicable income tax treaty provides for a lower rate. If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to U.S. federal withholding tax so long as the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or suitable substitute or successor form).
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must generally be updated periodically. If a Non-U.S. Holder does not timely provide the applicable withholding agent with the required certifications, but the Non-U.S. Holder qualifies for a reduced rate under an applicable income tax treaty, the Non-U.S. Holder may obtain a refund of any excess amounts withheld if the Non-U.S. Holder timely provides the required information or appropriate claim form to the IRS. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for an exemption from, or reduced rate of, U.S. federal withholding or branch profits tax, or other rules different from those described above.

Sale, Exchange, or Disposition of a New Note
Subject to the discussions under “—Information Reporting and Backup Withholding” and “—FATCA Withholding” below, any gain realized by a Non-U.S. Holder on the sale, exchange, redemption, retirement or other disposition of a New Note generally will not be subject to U.S. federal income tax, unless:

•
such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the U.S. (and, if an income tax treaty applies, such gain is also attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.); or

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.
If the gain on a disposition of a New Note is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the U.S. (and, if an income tax treaty applies, if the gain is also attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), such gain will generally be subject to U.S. federal income tax at regular graduated income tax rates applicable to U.S. Holders. If the Non-U.S. Holder is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business (and, if an income tax treaty applies, is attributable to the Non-U.S. Holder’s permanent establishment in the U.S.) also may be subject to a branch profits tax at a 30% rate, unless an applicable income tax treaty provides for a lower rate. A Non-U.S. Holder described in the second bullet point above will be subject to a flat U.S. federal income tax at a 30% rate (or, if an income tax treaty applies, such lower rate as is specified under the treaty) on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses.
Any amount allocable to accrued and unpaid interest generally will be taxable as interest and may be subject to the rules discussed above under “—Taxation of Interest on a New Note.”
Information Reporting and Backup Withholding
Any payments of interest on the New Notes to a Non-U.S. Holder will generally be reported to the IRS and to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.
Backup withholding and certain additional information reporting generally will not apply to payments of interest with respect to which either the requisite certification, as described under “—Taxation of Interest on a New Note” above (e.g., a properly completed and executed IRS Form W-8BEN or Form W-8BEN-E), has been received or an exemption otherwise has been established, provided that the applicable withholding agent has no actual knowledge or reason to know that the holder is, in fact, a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of the New Notes by or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status (e.g., by furnishing the broker with a properly completed and executed IRS Form W-8BEN or Form W-8BEN-E) or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the New Notes by or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the U.S. (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of the New Notes by or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury Regulations require information reporting and backup withholding on the payment unless the broker has documentary evidence in its files that the beneficial owner is a Non-U.S. Holder and the broker has no knowledge or reason to know to the contrary.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability, and the Non-U.S. Holder may be entitled to a refund of amounts withheld in excess of the Non-U.S. Holder’s U.S. federal income tax liability provided such Non-U.S. Holder timely furnishes the required information to and/or files the necessary returns or claims with the IRS. We cannot refund amounts once withheld.
FATCA Withholding
Sections 1471 through 1474 of the Code and applicable Treasury Regulations thereunder (commonly referred to as “FATCA”) generally impose a withholding tax at a 30% rate on payments to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless: (1) in the case of a foreign financial institution, such institution enters into an agreement with the Treasury Department to withhold on certain payments and to collect substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (2) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any “substantial United States owners” (as defined in the Code) or a certification identifying its direct or indirect substantial United States owners, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. Non-U.S. Holders, and U.S. Holders holding the New Notes through a non-U.S. intermediary, should consult their tax advisors regarding the potential application of FATCA to the New Notes.
THE PRECEDING SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS ON THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THEIR EXCHANGE OF OLD NOTES FOR NEW NOTES AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES, AND ON THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW.
PLAN OF DISTRIBUTION
Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer New Notes issued under the exchange offer in exchange for the Old Notes if:

•	any New Notes to be received by you will be acquired in the ordinary course of your business; and

•
you have no arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act.

You may not participate in the exchange offer unless:

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of us or our Subsidiary Guarantors; and

•
if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, then you agree to deliver this prospectus (or, to the extent permitted by law, make this prospectus available to purchasers) in connection with any resale of the New Notes.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver this prospectus in connection with any resale of such New Notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the Old Notes, with this prospectus. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received for their own account in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending on , 2019, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in New Notes may be required to deliver this prospectus.
We are entitled under the registration rights agreements to suspend the use of this prospectus by broker-dealers if, in our good faith determination, the continued effectiveness of the registration statement and the use of this prospectus would require the public disclosure of material non-public information.
If we suspend the use of this prospectus, the period referred to above during which we have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with certain resales, will be extended by a number of days equal to the period of the suspension and we and the Subsidiary Guarantors will pay additional interest, if required, pursuant to the registration rights agreements.
If you wish to exchange New Notes for your Old Notes in the exchange offer, you will be required to make representations to us as described in “The Exchange Offer—Procedures for Tendering—Your Representations to Us” in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your Old Notes in the exchange offer. In addition, if you are a broker-dealer who receives New Notes for your own account in exchange for Old Notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver this prospectus in connection with any resale by you of such New Notes.
We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the New Notes; or

•	a combination of such methods of resale; at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.
Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Each letter of transmittal states that by acknowledging that it will deliver and by delivering this prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the consummation of the exchange offer, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents as provided in the letter of transmittal. The Company has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
Certain matters with respect to the validity of the New Notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from KDP’s Annual Report on Form 10-K for the year ended December 31, 2018 and the effectiveness of KDP’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements incorporated in this prospectus by reference from DPS’ Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar words, phrases or expressions and variations or negatives of these words, although not all forward-looking statements contain these identifying words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including, in particular, statements about future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation, labor matters and availability of raw materials, such as statements regarding the estimated or anticipated future results of the combined company following the DPS Merger, the anticipated benefits of the DPS Merger, including estimated synergies and cost savings, and other statements that are not historical facts. These statements are based on the current expectations of our management with respect to future events and financial performance and are not predictions of actual performance.
These forward-looking statements are subject to a number of risks and uncertainties regarding our business and actual financial performance could differ materially from that projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. These risks and uncertainties include, but are not limited to: (i) the impact the significant additional debt incurred in connection with the DPS Merger may have on our ability to operate our business; (ii) risks relating to the integration of historical Keurig and DPS operations, products and employees into our combined company and assumption of certain potential liabilities of Keurig and the possibility that the anticipated synergies and other benefits of the DPS Merger, including cost savings, will not be realized or will not be realized within the expected timeframe; (iii) our status as a “controlled company” within the meanings of the NYSE; including our reliance on exemptions from certain corporate governance standards and the significantly less influence that our pre-DPS Merger holders now have on the Company; and (iv) risks relating to our business and the industries in which our combined company operates. These risks and uncertainties, as well as other risks and uncertainties, are more fully discussed in the “Risk Factors” section of this prospectus and in the Company’s filings with the SEC, including our Annual Report on Form 10-K filed with the SEC on February 28, 2019, and our subsequent filings with the SEC. While the lists of risk factors presented here and in our public filings are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Given these uncertainties, you should not put undue reliance on any forward-looking statements. Any forward-looking statement made herein speaks only as of the date of this document. We are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by applicable laws or regulations.

ANNEX A
LETTER OF TRANSMITTAL
To Tender
Any and All Outstanding 3.551% Senior Notes due 2021
Issued on May 25, 2018,
Any and All Outstanding 4.057% Senior Notes due 2023
Issued on May 25, 2018,
Any and All Outstanding 4.417% Senior Notes due 2025
Issued on May 25, 2018,
Any and All Outstanding 4.597% Senior Notes due 2028
Issued on May 25, 2018,
Any and All Outstanding 4.985% Senior Notes due 2038
Issued on May 25, 2018,
and
Any and All Outstanding 5.085% Senior Notes due 2048
Issued on May 25, 2018
of
Keurig Dr Pepper Inc.
Pursuant to the Exchange Offer and Prospectus dated , 2019
The Exchange Agent for the Exchange Offer is:
By Registered & Certified Mail
Wells Fargo Bank, N.A.

Corporate Trust Operations
MAC N9300-070
600 South Fourth Street
Minneapolis, MN 55402

By Regular Mail or Courier

Wells Fargo Bank, N.A.
Corporate Trust Operations
MAC N9300-070
600 South Fourth Street
Minneapolis, MN 55402

In Person by Hand Only

Wells Fargo Bank, N.A.
Corporate Trust Operations
MAC N9300-070
600 South Fourth Street
Minneapolis, MN 55402

Facsimile Transmission
(877) 407-4679

Confirm by Telephone:
(800) 344-5128

IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING (i) 3.551% SENIOR NOTES DUE 2021 ISSUED ON MAY 25, 2018 FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 3.551% SENIOR NOTES DUE 2021 REGISTERED UNDER THE SECURITIES ACT, (ii) 4.057% SENIOR NOTES DUE 2023 ISSUED ON MAY 25, 2018 FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 4.057% SENIOR NOTES DUE 2023 REGISTERED UNDER THE SECURITIES ACT, (iii) 4.417% SENIOR NOTES DUE 2025 ISSUED ON MAY 25, 2018 FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 4.417% SENIOR NOTES DUE 2025 REGISTERED UNDER THE SECURITIES ACT, (iv) 4.597% SENIOR NOTES DUE 2028 ISSUED ON MAY 25, 2018 FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 4.597% SENIOR NOTES DUE 2028 REGISTERED UNDER THE SECURITIES ACT, (v) 4.985% SENIOR NOTES DUE 2038 ISSUED ON MAY 25, 2018 FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 4.985% SENIOR NOTES DUE 2038 REGISTERED UNDER THE SECURITIES ACT OR (vi) 5.085% SENIOR NOTES DUE 2048 ISSUED ON MAY 25, 2018 FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 5.085% SENIOR NOTES DUE 2048 REGISTERED UNDER THE SECURITIES ACT, IN EACH CASE, PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OUTSTANDING NOTES TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON , 2019 BY CAUSING AN AGENT’S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.
The undersigned hereby acknowledges receipt of the prospectus, dated , 2019 (the “Prospectus”), of Keurig Dr Pepper Inc., a Delaware corporation (the “Company”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Company’s offer (the “Exchange Offer”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to exchange its issued and outstanding 3.551% Senior Notes due 2021 issued on May 25, 2018 (the “Old 2021 Notes”) for a like principal amount of its 3.551% Senior Notes due 2021 registered under the Securities Act (the “New 2021 Notes”), its issued and outstanding 4.057% Senior Notes due 2023 issued on May 25, 2018 (the “Old 2023 Notes”) for a like principal amount of its 4.057% Senior Notes due 2023 registered under the Securities Act (the “New 2023 Notes”), its issued and outstanding 4.417% Senior Notes due 2025 issued on May 25, 2018 (the “Old 2025 Notes”) for a like principal amount of its 4.417% Senior Notes due 2025 registered under the Securities Act (the “New 2025 Notes”), its issued and outstanding 4.597% Senior Notes due 2028 issued on May 25, 2018 (the “Old 2028 Notes”) for a like principal amount of its 4.597% Senior Notes due 2028 registered under the Securities Act (the “New 2028 Notes”), its issued and outstanding 4.985% Senior Notes due 2038 issued on May 25, 2018 (the “Old 2038 Notes”) for a like principal amount of its 4.985% Senior Notes due 2038 registered under the Securities Act (the “New 2038 Notes”) and its issued and outstanding 5.085% Senior Notes due 2048 issued on May 25, 2018 (the “Old 2048 Notes” and, together with the Old 2021 Notes, the Old 2023 Notes, the Old 2025 Notes, the Old 2028 Notes and the Old 2038 Notes, the “Old Notes”) for a like principal amount of its 5.085% Senior Notes due 2048 registered under the Securities Act (the “New 2048 Notes” and, together with the New 2021 Notes, the New 2023 Notes, the New 2025 Notes, the New 2028 Notes and the New 2038 Notes, the “New Notes”).
The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Time” shall mean the latest time and date to which the Company extends the Exchange Offer. To extend the Exchange Offer, the Company will notify the Exchange Agent of any extension. The Company will notify the holders of Old Notes of the extension via a press release issued no later than 9:00 a.m. New York City time on the business day after the previously scheduled Expiration Time.
This Letter of Transmittal is to be used by holders of the Old Notes. Tender of Old Notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer-Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the exchange agent for its acceptance. For you to validly tender your Old Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Time, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Old Notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.
By using the ATOP procedures to tender Old Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
Ladies and Gentlemen:

(1)	By tendering Old Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

(2)
By tendering Old Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Old Notes described above and will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Old Notes.

(3)
The tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Company as to the terms and conditions set forth in the Prospectus.

(4)
The Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “Commission”), including Exxon Capital Holdings Corp., Commission No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., Commission No-Action Letter (available June 5, 1991) and Shearman & Sterling, Commission No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Old Notes exchanged for such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the “Securities Act”) and any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such New Notes.

(5)	By tendering Old Notes in the Exchange Offer, you represent and warrant that:

(a)	the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

(b)	neither you nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

(c)	neither you nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes;

(d)	neither you nor any such other person is an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company or the Subsidiary Guarantors; and

(e)
if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes, you acquired those Old Notes as a result of market-making activities or other trading activities and you will deliver the prospectus, as required by law, in connection with any resale of the New Notes.

(6)
If you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Old Notes in the Exchange Offer, that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. If you are a broker-dealer and Old Notes held for your own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to the Exchange Offer.

(7)	Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.
Name:
Address:
If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER
1.    Book-Entry Confirmations.
Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of Old Notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M. New York City time on , 2019.
2.    Partial Tenders.
Tenders of Old Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Old Notes is not tendered, then Old Notes for the principal amount of Old Notes not tendered and New Notes issued in exchange for any Old Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Old Notes are accepted for exchange.
3.    Validity of Tenders.
The Company will determine in its sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Old Notes and withdrawal of tendered Old Notes. The Company’s determination will be final and binding. The Company reserves the absolute right to reject any Old Notes not properly tendered or any Old Notes the Company’s acceptance of which might, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any defect, irregularities or conditions of tender as to particular Old Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent, nor any other person will incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder promptly following the Expiration Time.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
Set forth below is a description of certain provisions of the Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”) of the Company and the Delaware General Corporation Law (the “DGCL”). This description is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation and the DGCL.
Delaware General Corporation Law
Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Certificate of Incorporation
Limitation on Liability of Directors
Pursuant to authority conferred by Section 102 of the DGCL, Article Seventh of our Certificate of Incorporation eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty, including, without limitation, directors serving on committees of our board of directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.
Indemnification and Insurance
In accordance with Section 145 of the DGCL, Article Eighth of the Certificate of Incorporation grants our directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative actions, suits or proceedings to which they are a party (other than an action or suit by us or in our right, in which case our directors and officers have a right to indemnification for all expenses, except in respect of any claim, issue or matter as to which such officer or director is adjudged to be liable to us) (1) by reason of the fact that they are or were our directors or officers, (2) by reason of the fact that, while they are or were our directors or officers, they are or were serving at our request as directors or officers of another corporation, partnership, joint venture, trust or entity or (3) by reason of any action alleged to have been taken or omitted in such person’s capacity as our director or officer or in any other capacity while serving at our request as directors or officers of another corporation, partnership, joint venture, trust or entity.

Article Eighth of the Certificate of Incorporation further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to us by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified under Article Eighth. We may not indemnify or make advance payments to any person in connection with proceedings initiated against us by such person without the authorization of our board of directors.
In addition, Article Eighth of the Certificate of Incorporation provides that directors and officers therein described shall be indemnified to the fullest extent permitted by the DGCL, and if the DGCL is subsequently amended to expand further the indemnification or advancements permitted, then we shall indemnify such directors and officers to the fullest extent permitted by the DGCL, as so amended.
Article Eighth of the Certificate of Incorporation allows the indemnification to continue after an indemnitee has ceased to be our director or officer and to inure to the benefit of the indemnitee’s heirs, executors and administrators.
Article Eighth of the Certificate of Incorporation further provides that the right to indemnification is not exclusive of any other right that any indemnitee may be entitled under any law, any agreement or vote of stockholders or disinterested directors or otherwise.
The Certificate of Incorporation authorizes us to purchase insurance for our directors and officers and persons who serve at our request as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or entity against any liability incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the DGCL. We intend to maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of directors and officers
Item 21. Exhibits
The Exhibits listed on the accompanying Index to Exhibits preceding the signature pages hereto are filed as part of, or incorporated by reference into, this registration statement.
Item 22. Undertakings.
The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)
That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)
To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.	Description
2.1
Separation and Distribution Agreement between Cadbury Schweppes plc and Dr Pepper Snapple Group, Inc. and, solely for certain provisions set forth therein, Cadbury plc, dated as of May 1, 2008 (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K (filed on May 5, 2008) and incorporated herein by reference).

2.2
Agreement and Plan of Merger, dated as of November 21, 2016, by and among Bai Brands LLC, Dr Pepper Snapple Group, Inc., Superfruit Merger Sub, LLC and Fortis Advisors LLC (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K (filed on November 23, 2016) and incorporated herein by reference).

2.3
Amendment No. 1, dated as of January 31, 2017, to the Agreement and Plan of Merger, dated as of November 21, 2016, by and among Bai Brands LLC, Dr Pepper Snapple Group, Inc., Superfruit Merger Sub, LLC and Fortis Advisors LLC (filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K (filed on January 31, 2017) and incorporated herein by reference).

2.4
Agreement and Plan of Merger, dated as of January 29, 2018, by and among Dr Pepper Snapple Group, Inc., Maple Parent Holdings Corp. and Salt Merger Sub, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K (filed on January 31, 2018) and incorporated herein by reference).

3.1
Amended and Restated Certificate of Incorporation of Dr Pepper Snapple Group, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (filed on May 12, 2008) and incorporated herein by reference).

3.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Dr Pepper Snapple Group, Inc. effective as of May 17, 2012 (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q (filed on July 26, 2012) and incorporated herein by reference).

3.3
Certificate of Second Amendment to Amended and Restated Certificate of Incorporation of Dr Pepper Snapple Group, Inc. effective as of May 19, 2016 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (filed on May 20, 2016) and incorporated herein by reference).

3.4
Certificate of Third Amendment to the Amended and Restated Certificate of Incorporation of Dr Pepper Snapple Group, Inc. effective as of July 9, 2018 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (filed on July 9, 2018) and incorporated herein by reference).

3.5
Amended and Restated By-Laws of Keurig Dr Pepper Inc. effective as of July 9, 2018 (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K (filed on July 9, 2018) and incorporated herein by reference).

4.1
Indenture, dated April 30, 2008, between Dr Pepper Snapple Group, Inc. and Wells Fargo Bank, N.A. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (filed on May 1, 2008) and incorporated herein by reference).

4.2	Form of 7.45% Senior Notes due 2038 (filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K (filed on May 1, 2008) and incorporated herein by reference).
4.3
Supplemental Indenture, dated May 7, 2008, among Dr Pepper Snapple Group, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (filed on May 12, 2008) and incorporated herein by reference).

4.4
Second Supplemental Indenture dated March 17, 2009, to be effective as of December 31, 2008, among Splash Transport, Inc., as a subsidiary guarantor, Dr Pepper Snapple Group, Inc., and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.8 to the Company’s Annual Report on Form 10-K (filed on March 26, 2009) and incorporated herein by reference).

4.5
Third Supplemental Indenture, dated October 19, 2009, among 234DP Aviation, LLC, as a subsidiary guarantor; Dr Pepper Snapple Group, Inc., and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.9 to the Company’s Quarterly Report on Form 10-Q (filed on November 5, 2009) and incorporated herein by reference).

4.6
Fourth Supplemental Indenture, dated as of January 31, 2017, among Bai Brands LLC, a New Jersey limited liability company, 184 Innovations Inc., a Delaware corporation (each as a new subsidiary guarantor under the Indenture dated April 30, 2008 (as referenced in Item 4.1 in this Exhibit Index)), Dr Pepper Snapple Group, Inc., each other then-existing Guarantor under the Indenture and Wells Fargo, National Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (filed on February 2, 2017) and incorporated herein by reference).

Exhibit No.	Description
4.7
Indenture, dated as of December 15, 2009, between Dr Pepper Snapple Group, Inc. and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (filed on December 23, 2009) and incorporated herein by reference).

4.8
Second Supplemental Indenture, dated as of January 11, 2011, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (filed on January 11, 2011) and incorporated herein by reference).

4.9
Third Supplemental Indenture, dated as of November 15, 2011, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (filed on November 15, 2011) and incorporated herein by reference).

4.10
3.20% Senior Note due 2021 (in global form), dated November 15, 2011, in the principal amount of $250 million (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K (filed on November 15, 2011) and incorporated herein by reference).

4.11
Fourth Supplemental Indenture, dated as of November 20, 2012, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (filed on November 20, 2012) and incorporated herein by reference).

4.12
2.00% Senior Note due 2020 (in global form), dated November 20, 2012, in the principal amount of $250 million (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (filed on November 20, 2012) and incorporated herein by reference).

4.13
2.70% Senior Note due 2022 (in global form), dated November 20, 2012, in the principal amount of $250 million (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K (filed on November 20, 2012) and incorporated herein by reference).

4.14
Fifth Supplemental Indenture, dated as of November 9, 2015, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (filed on November 10, 2015) and incorporated herein by reference).

4.15
3.40% Senior Note due 2025 (in global form), dated November 9, 2015, in the principal amount of $500,000,000 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (filed on November 10, 2015) and incorporated herein by reference).

4.16
4.50% Senior Note due 2045 (in global form), dated November 9, 2015, in the principal amount of $250,000,000 (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K (filed on November 10, 2015) and incorporated herein by reference).

4.17
Sixth Supplemental Indenture, dated as of September 16, 2016, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (filed on September 16, 2016) and incorporated herein by reference).

4.18
2.55% Senior Note due 2026 (in global form), dated September 16, 2016, in the principal amount of $400,000,000 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (filed on September 16, 2016) and incorporated herein by reference).

4.19
Seventh Supplemental Indenture, dated as of December 14, 2016, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (filed on December 14, 2016) and incorporated herein by reference).

4.20
2.53% Senior Note due 2021 (in global form), dated December 14, 2016, in the principal amount of $250,000,000 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (filed on December 14, 2016) and incorporated herein by reference).

4.21
3.13% Senior Note due 2023 (in global form), dated December 14, 2016, in the principal amount of $500,000,000 (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K (filed on December 14, 2016) and incorporated herein by reference).

4.22
3.43% Senior Note due 2027 (in global form), dated December 14, 2016, in the principal amount of $400,000,000 (filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K (filed on December 14, 2016) and incorporated herein by reference).

4.23
4.42% Senior Note due 2046 (in global form), dated December 14, 2016, in the principal amount of $400,000,000 (filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K (filed on December 14, 2016) and incorporated herein by reference).

Exhibit No.	Description
4.24
Eighth Supplemental Indenture, dated as of January 31, 2017, among Bai Brands LLC, a New Jersey limited liability company, 184 Innovations Inc., a Delaware corporation (each as a new subsidiary guarantor under the Indenture dated April 30, 2008 (as referenced in Item 4.1 in this Exhibit Index), Dr Pepper Snapple Group, Inc., each other then-existing Guarantor under the Indenture) and Wells Fargo, National Bank, N.A., as trustee (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (filed on February 2, 2017) and incorporated herein by reference).

4.25
Ninth Supplemental Indenture, dated as of June 15, 2017, among Dr Pepper Snapple Group, Inc., the guarantors party thereto, and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (filed on June 15, 2017) and incorporated herein by reference).

4.26
Investor Rights Agreement by and among Keurig Dr Pepper Inc. and the holders listed on Schedule A thereto, dated as of July 9, 2018 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (filed on July 9, 2018) and incorporated herein by reference).

4.27
Base Indenture, dated as of May 25, 2018 between Maple Escrow Subsidiary and Wells Fargo Bank, N.A. as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (filed on July 9, 2018) and incorporated herein by reference).

4.28
First Supplemental Indenture (including the form of note), dated as of May 25, 2018, among Maple Escrow Subsidiary, Inc. and Maple Parent Holdings Corp. as parent guarantor, and Wells Fargo Bank, N.A., as trustee relating to the 2021 Notes (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (filed on July 9, 2018) and incorporated herein by reference).

4.29
Second Supplemental Indenture (including the form of note), dated as of May 25, 2018, among Maple Escrow Subsidiary, Inc. and Maple Parent Holdings Corp. as parent guarantor, and Wells Fargo Bank, N.A., as trustee relating to the 2023 Notes (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K (filed on July 9, 2018) and incorporated herein by reference).

4.30
Third Supplemental Indenture (including the form of note), dated as of May 25, 2018, among Maple Escrow Subsidiary, Inc. and Maple Parent Holdings Corp. as parent guarantor, and Wells Fargo Bank, N.A., as trustee relating to the 2025 Notes (filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K (filed on July 9, 2018) and incorporated herein by reference).

4.31
Fourth Supplemental Indenture (including the form of note), dated as of May 25, 2018, among Maple Escrow Subsidiary, Inc. and Maple Parent Holdings Corp. as parent guarantor, and Wells Fargo Bank, N.A., as trustee relating to the 2028 Notes (filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K (filed on July 9, 2018) and incorporated herein by reference).

4.32
Fifth Supplemental Indenture (including the form of note), dated as of May 25, 2018, among Maple Escrow Subsidiary, Inc. and Maple Parent Holdings Corp. as parent guarantor, and Wells Fargo Bank, N.A., as trustee relating to the 2038 Notes (filed as Exhibit 4.6 to the Company’s Current Report on Form 8-K (filed on July 9, 2018) and incorporated herein by reference).

4.33
Sixth Supplemental Indenture (including the form of note), dated as of May 25, 2018, among Maple Escrow Subsidiary, Inc. and Maple Parent Holdings Corp. as parent guarantor, and Wells Fargo Bank, N.A., as trustee relating to the 2048 Notes (filed as Exhibit 4.7 to the Company’s Current Report on Form 8-K (filed on July 9, 2018) and incorporated herein by reference).

4.34
Seventh Supplemental Indenture, dated as of July 9, 2018, among Keurig Dr Pepper Inc., the subsidiary guarantors thereto, and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.8 to the Company’s Current Report on Form 8-K (filed on July 9, 2018) and incorporated herein by reference).

4.35
Registration Rights Agreement, dated as of May 25, 2018, among Maple Escrow Subsidiary, Inc. and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representative of the several purchasers of the Notes (filed as Exhibit 4.9 to the Company’s Current Report on Form 8-K (filed on July 9, 2018) and incorporated herein by reference).

4.36
Joinder to the Registration Rights Agreement, dated as of May 25, 2018, among Maple Escrow Subsidiary, Inc. and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representative of the several purchasers of the Notes (filed as Exhibit 4.10 to the Company’s Current Report on Form 8-K (filed on July 9, 2018) and incorporated herein by reference).

4.37	Form of New 2021 Note as filed with the First Supplemental Indenture in Exhibit 4.28 above.
4.38	Form of New 2023 Note as filed with the Second Supplemental Indenture in Exhibit 4.29 above
4.39	Form of New 2025 Note as filed with the Third Supplemental Indenture in Exhibit 4.30 above
4.40	Form of New 2028 Note as filed with the Fourth Supplemental Indenture in Exhibit 4.31 above

Exhibit No.	Description
4.41	Form of New 2038 Note as filed with the Fifth Supplemental Indenture in Exhibit 4.32 above
4.42	Form of New 2048 Note as filed with the Sixth Supplemental Indenture in Exhibit 4.33 above
5.1	Opinion and consent of General Counsel (filed as Exhibit 5.1 to the Company's Registration Statement on Form S-4 (filed on April 18, 2019) and incorporated herein by reference).
5.2
Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP (filed as Exhibit 5.2 to the Company's Registration Statement on Form S-4 (filed on April 18, 2019) and incorporated herein by reference).

10.1
Term Loan Agreement, dated as of February 8, 2019, among Keurig Dr Pepper Inc., the banks party thereto and JPMorgan Chase, Bank, N.A., as administrative agent (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (filed on February 11, 2019) and incorporated herein by reference).

10.2
Credit Agreement, dated as of February 28, 2018, among Maple Parent Holdings Corp., the banks and issuers of credit party thereto and JPMorgan Chase Bank, N.A., as administrative agent (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (filed on July 9, 2018) and incorporated herein by reference).

10.3
Borrower Joinder (Term Loan Agreement), dated as of July 9, 2018, among Keurig Dr Pepper Inc., Maple Parent Holdings Corp. and JPMorgan Chase Bank, N.A., as administrative agent (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K (filed on July 9, 2018) and incorporated herein by reference).

10.4
Borrower Joinder (Credit Agreement), dated as of July 9, 2018, among Keurig Dr Pepper Inc., Maple Parent Holdings Corp. and JPMorgan Chase Bank, N.A. as administrative agent (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K (filed on July 9, 2018) and incorporated herein by reference).

10.5
Amended and Restated Employment Agreement, dated as of July 2, 2018, by and between Keurig Green Mountain, Inc. and Robert J. Gamgort (filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q (filed on November 8, 2018) and incorporated herein by reference).

10.6	Employment Agreement, dated as of April 12, 2016, by and between Keurig Green Mountain, Inc. and Ozan Dokmecioglu.
10.7
Restricted Stock Unit Award Terms and Conditions under the Keurig Dr Pepper Omnibus Incentive Plan of 2009 (filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q (filed on November 8, 2018) and incorporated herein by reference).

10.8
Matching Restricted Stock Unit Award Terms and Conditions under the Keurig Dr Pepper Omnibus Incentive Plan of 2009 (filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q (filed on November 8, 2018) and incorporated herein by reference).

10.9
Directors’ Restricted Stock Unit Award Terms and Conditions under the Keurig Dr Pepper Omnibus Incentive Plan of 2009 (filed as Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q (filed on November 8, 2018) and incorporated herein by reference).

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 of the Company’s Form 10-K for the year ended December 31, 2018).
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.
23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Dr Pepper Snapple Group, Inc.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).
24.1	Power of Attorney (included on the signature pages to this Registration Statement).
25.1
Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of Trustee (filed as Exhibit 25.1 to the Company's Registration Statement on Form S-4 (filed on April 18, 2019) and incorporated herein by reference).

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, State of Massachusetts, on April 29, 2019.
KEURIG DR PEPPER INC.

By:	/s/ Ozan Dokmecioglu
Ozan Dokmecioglu
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Executive Chairman, Chief Executive Officer and President (Principal Executive Officer)	April 29, 2019
Robert J. Gamgort
/s/ Ozan Dokmecioglu	Chief Financial Officer (Principal Financial Officer)	April 29, 2019
Ozan Dokmecioglu
*	Controller (Principal Accounting Officer)	April 29, 2019
Angela Stephens
*	Director	April 29, 2019
Olivier Goudet
*	Director	April 29, 2019
Peter Harf
*	Director	April 29, 2019
Genevieve Hovde
*	Director	April 29, 2019
Anna-Lena Kamenetzky
*	Director	April 29, 2019
Paul S. Michaels
*	Director	April 29, 2019
Pamela Patsley
*	Director	April 29, 2019
Gerhard Pleuhs
*	Director	April 29, 2019
Fabien Simon
*	Director	April 29, 2019
Robert Singer
*	Director	April 29, 2019
Dirk Van de Put
*	Director	April 29, 2019
Larry D. Young

* The undersigned, by signing his name hereto, does execute this Amendment No. 1 to the Registration Statement on behalf of the persons identified above pursuant to a power of attorney.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, State of Massachusetts, on April 29, 2019.
234DP AVIATION, LLC
A & W CONCENTRATE COMPANY
AMERICAS BEVERAGES MANAGEMENT GP
BAI BRANDS LLC
BEVERAGES DELAWARE INC.
DP BEVERAGES INC.
DPS AMERICAS BEVERAGES, LLC
DPS BEVERAGES, INC.
DPS HOLDINGS INC.
DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY
DR PEPPER/SEVEN UP MANUFACTURING COMPANY
DR PEPPER/SEVEN UP, INC.
MOTT’S DELAWARE LLC
MOTT’S LLP
MSSI LLC
NANTUCKET ALLSERVE, LLC
SNAPPLE BEVERAGE CORP.
THE AMERICAN BOTTLING COMPANY

By:	/s/ Ozan Dokmecioglu
Ozan Dokmecioglu
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Executive Chairman, Chief Executive Officer and President (Principal Executive Officer)	April 29, 2019
Robert J. Gamgort
/s/ Ozan Dokmecioglu	Chief Financial Officer (Principal Financial Officer)	April 29, 2019
Ozan Dokmecioglu
*	Controller (Principal Accounting Officer)	April 29, 2019
Angela Stephens
*	Chief Legal Officer, General Counsel and Secretary	April 29, 2019
James L. Baldwin, Jr.

* The undersigned, by signing his name hereto, does execute this Amendment No. 1 to the Registration Statement on behalf of the persons identified above pursuant to a power of attorney.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, State of Massachusetts, on April 29, 2019.
SPLASH TRANSPORT, INC.

By:	/s/ James L. Baldwin
James L. Baldwin
Attorney in Fact
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 29th day of April, 2019.

SIGNATURE	TITLE
*	President and Director (Principal Executive Officer)
Fernando Cortes
*	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Dan Morrell
*	Senior Vice President, Secretary and Director
Lisa Dalfonso
*	Vice President, Assistant Secretary and Director
Arthur Swanson
* The undersigned, by signing his name hereto, does execute this Amendment No. 1 to the Registration Statement on behalf of the persons identified above pursuant to a power of attorney.